As filed with the Securities and Exchange Commission on April 17, 2002
                                      Investment Company Act File No. 811-06089
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                         =============================
                                   FORM N-1A

        REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940   [X]
                               Amendment No. 14                           [X]
                       (Check appropriate box or boxes)
                         =============================
               MERRILL LYNCH SHORT-TERM GLOBAL INCOME FUND, INC.
              (Exact Name of Registrant as Specified in Charter)

                            800 Scudders Mill Road
                         Plainsboro, New Jersey 08536
                   (Address of Principal Executive Offices)

                                (609) 282-2800
             (Registrant's Telephone Number, including Area Code)

                                TERRY K. GLENN
               Merrill Lynch Short-Term Global Income Fund, Inc
             800 Scudders Mill Road, Plainsboro, New Jersey 08536

                               Mailing Address:
                P.O. Box 9011, Princeton, New Jersey 08543-9011
                    (Name and Address of Agent for Service)
                         =============================
                                  Copies to:

         Counsel for the Fund:                 Philip L. Kirstein, Esq.
   Sidley Austin Brown & Wood LLP       Merrill Lynch Investment Managers, L.P.
           875 Third Avenue                         P.O. Box 9011
     New York, New York 10022                Princeton, N.J. 08543-9011
  Attention: Frank P. Bruno, Esq.


                         =============================


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          The date of this Registration Statement is April 17, 2002.


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                               Explanatory Note

         This Registration Statement is being filed by Merrill Lynch Short-Term Global Income Fund, Inc. (the "Fund") pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "Investment Company Act"). However, shares of the Fund are not being registered under the Securities Act of 1933, as amended (the "Securities Act"), because as of September 6, 2001, the Fund is no longer offering its shares for sale to the public, except through dividend reinvestment.

         The Fund is a non-diversified, open-end registered investment company organized as a corporation on April 18, 1990 under the laws of the state of Maryland.

         On January 3, 2002, the Board of Directors of the Fund approved an Agreement and Plan of Reorganization providing for a series of transactions that will result in the Fund being acquired by Merrill Lynch Low Duration Fund ("Low Duration Fund"), a series of Merrill Lynch Investment Managers Funds, Inc., in exchange for newly-issued shares of common stock of Low Duration Fund and the shares of Low Duration Fund will be distributed to the stockholders of the Fund in exchange for their shares. After the completion of this transaction, the Fund will be dissolved and will terminate its registration as an investment company under the Investment Company Act.

                                    PART A

         Responses to Items 1 through 3, 5 and 9 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

Item 4.  Investment Objective, Principal Investment Strategies and Related
         Risks.

         (a)    Investment Objective.

         The Fund's investment objective is to seek a high level of current income from a global portfolio of high quality debt securities denominated in various currencies and multinational currency units and having remaining maturities not exceeding three years.

         (b)    Implementation of Investment Objective.

         The Fund seeks to achieve its investment objective by investing primarily in a non-diversified global portfolio of high quality debt securities denominated in various currencies and multinational currency units having remaining maturities not exceeding three years. The securities in which the Fund may invest include government obligations and debt securities issued by supranational entities, corporations and financial institutions. Under normal circumstances, the Fund will invest at least 25% of its total assets in debt instruments issued by U.S. and foreign companies engaged in the banking industry, including bank holding companies. The Fund may also invest in participations in, or bonds or notes backed by, pools of mortgages or other assets or receivables.

         The Fund will normally invest a significant portion of its investments in short term debt securities and cash or cash equivalents (including repurchase agreements) denominated in U.S. dollars or foreign currencies ("money market securities"). Money market securities include short term government obligations; bank instruments, including certificates of deposit, bankers' acceptances and deposit notes (including Yankeedollar and Eurodollar obligations); and commercial paper. Yankeedollar obligations are debt securities issued by U.S. branches or subsidiaries of foreign depository institutions. Eurodollar obligations are debt securities issued by foreign branches or subsidiaries of U.S. depository institutions. Yankeedollar and Eurodollar obligations and obligations of branches or subsidiaries may be general obligations of the parent bank or may be limited to the issuing branch or subsidiary.

         The Fund may invest in debt securities denominated in any currency or multinational currency unit, including the euro. It is anticipated that the Fund will invest primarily in securities denominated in the currencies of the United States, Japan, Canada, Western European nations, New Zealand or Australia. Further, the Fund expects that the securities in which it invests will be issued primarily by entities located in these countries and by supranational entities. Normally, the Fund will not invest more than 25% of its total assets in debt securities denominated in a single currency or currency unit other than the U.S. dollar. To minimize the credit risk of its securities, the Fund will invest only in high quality securities. High quality securities are government obligations, securities issued by supranational entities and securities rated AA or better by Standard & Poor's Ratings Services ("Standard &Poor's") and Fitch Ratings ("Fitch")or Aa or better by Moody's Investors Service, Inc. ("Moody's").

(or A-1 or better by Standard & Poor's or Prime-1 by Moody's in the case of commercial paper) or determined by the Fund's Board and Merrill Lynch Investment Managers, L.P., the Fund's investment adviser (the "Investment Adviser" or "MLIM") to be of similar quality.

         The Fund may use derivatives to hedge its portfolio against interest rate and currency risks. Derivatives are financial instruments whose value is derived from another security, a commodity (such as oil or gold) or an index, such as the Standard & Poor's Composite 500 Index. The derivatives that the Fund may use include options, futures, forwards, options on futures, currency transactions, and indexed and inverse securities. Indexed securities are securities whose potential investment return is based on the change in some specified value such as the change in interest rates or in the value of a bond index or in some other particular measurement. For example, the Fund may invest in securities that pay a higher rate of interest and principal when the value of the index increases and lower interest and principal when the index decreases. Alternatively, the Fund may invest in inverse securities that pay a higher rate of interest and principal when the index decreases and a lower rate of interest and principal when it increases. The Fund will purchase indexed securities to generate current income or for currency hedging purposes, and will not speculate through such obligations.

         The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell. These securities may include securities for which there is no readily available market and certain asset backed and receivable backed securities. Other possibly illiquid securities in which the Fund may invest are securities that have contractual or legal restrictions on resale, known as restricted securities, including Rule 144A securities that can be resold to qualified institutional buyers but not to the general public.

         (c)    Risks.

         This section contains a summary discussion of the general risks of investing in the Fund. As with any mutual fund, there can be no guarantee that the Fund will meet its objectives, or that the Fund's performance will be positive over any period of time.

         Market and Selection Risk -- Market risk is the risk that the bond markets in one or more countries in which the Fund invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities that Fund management selects will underperform the bond markets, the relevant indices or other funds with similar investment objectives and investment strategies.

         Foreign Market Risk -- Since the Fund invests in foreign securities, it offers the potential for more diversification than an investment only in the United States. This is because securities traded on foreign markets have often (though not always) performed differently than securities in the United States. However, such investments involve special risks not present in U.S. investments that can increase the chances that the Fund will lose money. In particular, the Fund is subject to the risk that because there are generally fewer investors on foreign exchanges and a smaller number of shares traded each day, it may make it difficult for the Fund to buy and sell securities on those exchanges. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

         Foreign Economy Risk -- The economies of certain foreign markets often do not compare favorably with the economy of the United States with respect to such issues as growth of gross national product, reinvestment of capital, resources and balance of payments position. Certain such economies may rely heavily on particular industries or foreign capital and are more vulnerable to diplomatic developments, the imposition of economic sanctions against a particular country or countries, changes in international trading patterns, trade barriers and other protectionist or retaliatory measures.

         Investments in foreign markets may also be adversely affected by governmental actions such as the imposition of capital controls, nationalization of companies or industries, expropriation of assets or the imposition of punitive taxes. In addition, the governments of certain countries may prohibit or impose substantial restrictions on foreign investing in their capital markets or in certain industries. Any of these actions could severely affect security prices, impair the Fund's ability to purchase or sell foreign securities or transfer the Fund's assets or income back into the United States, or otherwise adversely affect the Fund's operations.

         Other foreign market risks include foreign exchange controls, difficulties in pricing securities, defaults on foreign government securities, difficulties in enforcing favorable legal judgments in foreign courts and political and social instability. Legal remedies available to investors in certain foreign countries may be less extensive than those available to investors in the United States or other foreign countries.

         Currency Risk -- Securities in which the Fund invests may be denominated or quoted in currencies other than the U.S. dollar. Changes in foreign currency exchange rates affect the value of the Fund's portfolio. Generally, when the U.S. dollar rises in value against a foreign currency, a security denominated in that currency loses value because the currency is worth fewer U.S. dollars. Conversely, when the U.S. dollar decreases in value against a foreign currency, a security denominated in that currency gains value because the currency is worth more U.S. dollars. This risk, generally known as "currency risk," means that a strong U.S. dollar will reduce returns for U.S. investors while a weak U.S. dollar will increase those returns.

         Governmental Supervision and Regulation/Accounting Standards -- Many foreign governments supervise and regulate stock exchanges, brokers and the sale of securities less than the United States does. Some countries may not have laws to protect investors the way that the U.S. securities laws do. For example, some countries may have no laws or rules against insider trading. Insider trading occurs when a person buys or sells a company's securities based on non-public information about that company. Accounting standards in other countries are not necessarily the same as in the United States. If the accounting standards in another country do not require as much detail as U.S. accounting standards, it may be harder for Fund management to completely and accurately determine a company's financial condition. Also, brokerage commissions and other costs of buying or selling securities often are higher in foreign countries than they are in the United States. This reduces the amount the Fund can earn on its investments.

         Certain Risks of Holding Fund Assets Outside the United States -- The Fund generally holds its foreign securities and cash in foreign banks and securities depositories. Some foreign banks and securities depositories may be recently organized or new to the foreign custody business. In addition, there may be limited or no regulatory oversight over their operations. Also, the laws of certain countries may put limits on the Fund's ability to recover its assets if a foreign bank, depository or issuer of a security, or any of their agents, goes bankrupt. In addition, it is often more expensive for the Fund to buy, sell and hold securities in certain foreign markets than in the United States. The increased expense of investing in foreign markets reduces the amount the Fund can earn on its investments and typically results in a higher operating expense ratio for the Fund than for investment companies invested only in the United States.

         Settlement Risk -- Settlement and clearance procedures in certain foreign markets differ significantly from those in the United States. Foreign settlement procedures and trade regulations also may involve certain risks (such as delays in payment for or delivery of securities) not typically generated by the settlement of U.S. investments. Communications between the United States and emerging market countries may be unreliable, increasing the risk of delayed settlements or losses of security certificates. Settlements in certain foreign countries at times have not kept pace with the number of securities transactions; these problems may make it difficult for the Fund to carry out transactions. If the Fund cannot settle or is delayed in settling a purchase of securities, it may miss attractive investment opportunities and certain of its assets may be uninvested with no return earned thereon for some period. If the Fund cannot settle or is delayed in settling a sale of securities, it may lose money if the value of the security then declines or, if it has contracted to sell the security to another party, the Fund could be liable to that party for any losses incurred.

         Credit Risk -- Credit risk is the risk that the issuer of a security owned by the Fund will be unable to pay the interest or principal when due. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

         Interest Rate Risk -- Interest rate risk is the risk that prices of fixed income securities generally increase when interest rates decline and decrease when interest rates increase. Prices of longer term securities generally change more in response to interest rate changes than prices of shorter term securities.

         Non-Diversification Risk -- The Fund is a non-diversified fund. If the Fund invests in securities of a smaller number of issuers, the Fund's risk is increased because developments affecting an individual issuer have a greater impact on the Fund's performance.

         Borrowing and Leverage -- The Fund may borrow for temporary emergency purposes including to meet redemptions. Borrowing may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Borrowing will cost the Fund interest expense and other fees. The cost of borrowing may reduce the Fund's return. Certain derivative securities that the Fund buys may create leverage including, for example, indexed securities, inverse securities, forward commitments and options.

         Securities Lending -- The Fund may lend securities with a value not exceeding 33 1/3% of its assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral. Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, the Fund may lose money and there may be a delay in recovering the loaned securities. The Fund could also lose money if it does not recover the securities and/or the value of the collateral falls including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Fund.

Risks associated with certain types of obligations in which the Fund may invest include:

         Sovereign Debt -- The Fund may invest in sovereign debt securities. These securities are issued or guaranteed by foreign government entities. Investments in sovereign debt are subject to the risk that a government entity may delay or refuse to pay interest or repay principal on its sovereign debt. Some of these reasons may include cash flow problems, insufficient foreign currency reserves, political considerations, the relative size of the government entity's debt position to the economy or the failure to put in place economic reforms required by the International Monetary Fund or other multilateral agencies. If a government entity defaults, it may ask for more time in which to pay or for further loans. There is no legal process for collecting sovereign debts that a government does not pay nor bankruptcy proceeding by which all or part of a sovereign debt that a government entity has not repaid may be collected.

         Illiquid Securities -- The Fund may invest up to 15% of its net assets in illiquid securities that it cannot easily sell within seven days at current value or that have contractual or legal restrictions on resale. If the Fund buys illiquid securities it may be unable to quickly sell them or may be able to sell them only at a price below current value.

         Restricted Securities -- Restricted securities have contractual or legal restrictions on their resale. They include private placement securities that the Fund buys directly from the issuer. Private placement and other restricted securities may not be listed on an exchange and may have no active trading market. Restricted securities may be illiquid. The Fund may be unable to sell them on short notice or may be able to sell them only at a price below current value. The Fund may get only limited information about the issuer, so it may be less able to predict a loss. In addition, if Fund management receives material adverse nonpublic information about the issuer, the Fund will not be able to sell the securities.

         Rule 144A Securities -- Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public. Rule 144A securities may have an active trading market, but carry the risk that the active trading market may not continue.

         Derivatives -- The Fund may use derivative instruments including indexed and inverse securities, options on portfolio positions, options on securities or other financial indices, financial futures and, options on such futures and swap agreements. Derivatives allow the Fund to increase or decrease its risk exposure more quickly and efficiently than other types of instruments. Derivatives are volatile and involve significant risks, including:

         Credit Risk -- the risk that the counterparty (the party on the other side of the transaction) on a derivative transaction will be unable to honor its financial obligation to the Fund.

         Currency Risk -- the risk that changes in the exchange rate between currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         Leverage Risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         Liquidity Risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

         The Fund may use derivatives for hedging purposes, including anticipatory hedges. Hedging is a strategy in which the Fund uses a derivative to offset the risks associated with other Fund holdings. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund's hedging strategy will reduce risk or that hedging transactions will be either available or cost effective. The Fund is not required to use hedging and may choose not to do so.

         Indexed and Inverse Floating Rate Securities -- The Fund may invest in securities whose potential returns are directly related to changes in an underlying index or interest rate, known as indexed securities. The return on indexed securities will rise when the underlying index or interest rate rises and fall when the index or interest rate falls. The Fund may also invest in securities whose return is inversely related to changes in an interest rate (inverse floaters). In general, income on inverse floaters will decrease when interest rates increase and increase when

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interest rates decrease. Investments in inverse floaters may subject the Fund to the risks of reduced or eliminated interest payments and losses of principal. In addition, certain indexed securities and inverse floaters may increase or decrease in value at a greater rate than the underlying interest rate, which effectively leverages the Fund's investment. Indexed securities and inverse floaters are derivative securities and can be considered speculative. Indexed and inverse securities involve credit risk and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk.

         Mortgage-Backed and Asset-Backed Securities -- Mortgage-backed and asset-backed securities represent the right to receive a portion of principal and/or interest payments made on a pool of residential or commercial mortgage loans. When interest rates fall, borrowers may refinance or otherwise repay principal on their loans earlier than scheduled. When this happens, certain types of mortgage-backed and asset-backed securities will be paid off more quickly than originally anticipated and the Fund will have to invest the proceeds in securities with lower yields. This risk is known as "prepayment risk." When interest rates rise, certain types of mortgage-backed and asset-backed securities will be paid off more slowly than originally anticipated and the value of these securities will fall. This risk is known as "extension risk."

         Because of prepayment risk and extension risk, mortgage-backed and asset-backed securities react differently to changes in interest rates than other fixed income securities. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of certain mortgage-backed and asset-backed securities.

         Repurchase Agreements; Purchase and Sale Contracts -- The Fund may enter into certain types of repurchase agreements or purchase and sale contracts. Under a repurchase agreement, the seller agrees to repurchase a security (typically a security issued or guaranteed by the U.S. Government) at a mutually agreed upon time and price. This insulates the Fund from changes in the market value of the security during the period, except for currency fluctuations. A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts provide that the purchaser receives any interest on the security paid during the period. If the seller fails to repurchase the security in either situation and the market value declines, the Fund may lose money.

Item 6.  Management, Organization and Capital Structure.

         (a)(1)  Investment Adviser.

         MLIM is the Fund's Investment Adviser and manages the Fund's investments and its business operations under the overall supervision of the Fund's Board of Directors. The Investment Adviser has the responsibility for making all investment decisions for the Fund. The Investment Adviser has a sub-advisory agreement with Merrill Lynch Asset Management U.K. Limited ("MLAM UK"), an affiliate, under which the Investment Adviser may pay a fee for services it receives. The Fund pays the Investment Adviser a fee at the annual rate of 0.55% of the average daily net assets of the Fund for the first $2 billion; 0.525% of the average daily net assets from $2 billion to $4 billion; 0.50% of the average daily net assets from $4 billion to $6 billion; 0.475% of the average daily net assets from $6 billion to $10 billion; 0.45% of the average daily net assets from $10 billion to $15 billion; and 0.425% of the average daily net

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assets above $15 billion. For the fiscal year ended December 31, 2001, the
Investment Adviser agreed to waive a portion of the investment advisory fee due and received a fee equal to .50% of the Fund's average daily net assets. The Investment Adviser may reduce or discontinue this waiver at any time without notice. For the fiscal year ended December 31, 2001, the Fund's average daily net assets were below $2 billion for the entire period.

         MLIM was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. MLAM UK was organized as an investment adviser in 1986 and acts as sub-adviser to more than 50 registered investment companies. MLIM and its affiliates, had approximately $515 billion in investment company and other portfolio assets under management as of February 2002.

         (a)(2)  Portfolio Manager.

         Ian Frost is primarily responsible for the day-to-day management of the Fund. Mr. Frost has been the Portfolio Manager of the Fund since 2001. Mr. Frost has been a Director (Global Fixed Income) of MLIM since 1998 and has been a Portfolio Manager of MLIM since 1999. Mr. Frost served as a Fixed Income Portfolio Manager with Picket Asset Management from 1997 to 1999 and as an independent futures trader from 1995 to 1997.

         (a)(3)  Legal Proceedings.

                 None.

         (b)     Capital Stock.

         See item 17(a). As of September 6, 2001, shares of the Fund are no longer offered for sale to the public, except through dividend reinvestment.

Item 7.  Shareholder Information.

         (a)     Pricing of Fund Shares.

         The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the New York Stock Exchange ("NYSE") on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m., Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class D shares. Moreover, the per share net asset value of Class B and Class C shares generally will be lower than the per share net asset value of Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. The per share net asset value of Class C shares generally will be lower than the per share net asset value of Class B shares, reflecting the daily expense accruals of the higher distribution fees applicable with respect to Class C shares. It is expected, however, that the per share net asset value of the four classes will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

         Portfolio securities of the Fund that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Directors as the primary market. Long positions in securities traded on the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Corporation. Short positions in securities traded in the OTC market are valued at the last available ask price. Portfolio securities that are traded both in the OTC market and on a stock exchange are valued according to the broadest and most representative market. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by a Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are generally valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Fund.

         Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events that are expected to materially affect the value of such securities occur during such periods, then these securities will be valued at their fair value as determined in good faith by the Board of Directors of the Fund. Generally, trading in foreign securities, as well as U.S. government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE.

The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value.

         (b)     Purchase of Fund Shares.

         As of September 6, 2001, shares of the Fund are no longer offered for sale to the public, except through dividend reinvestment.

         (c)     Redemption of Fund Shares.

         The Fund is required to redeem for cash all shares of the Fund upon receipt of a written request in proper form. The redemption price is the net asset value per share next determined after receipt of proper notice of redemption. Except for any contingent deferred sales charge ("CDSC") that may be applicable, there will be no charge for redemption if the redemption request is sent directly to the Fund's transfer agent, Financial Data Services, Inc. (the "Transfer Agent"). Shareholders liquidating their holdings will receive upon redemption all dividends reinvested through the date of redemption.

         The right to redeem shares or to receive payment with respect to any such redemption may be suspended for more than seven days only for any period during which trading on the NYSE is restricted as determined by the Securities and Exchange Commission (the "Commission") or during which the NYSE is closed (other than customary weekend and holiday closings), for any period during which an emergency exists, as defined by the Commission, as a result of which disposal of portfolio securities or determination of the net asset value of the Fund is not reasonably practicable, and for such other periods as the Commission may by order permit for the protection of shareholders of the Fund.

         The value of shares of the Fund at the time of redemption may be more or less than the shareholder's cost, depending in part on the market value of the securities held by the Fund at such time.

         The Fund has entered into a joint committed line of credit with other investment companies advised by the Investment Adviser and its affiliates and a syndicate of banks that is intended to provide the Fund with a temporary source of cash to be used to meet redemption requests from Fund shareholders in extraordinary or emergency circumstances.

Redemption

         A shareholder wishing to redeem shares held with the Transfer Agent may do so without charge by tendering the shares directly to the Fund's Transfer Agent at Financial Data Services, Inc., P.O. Box 45289, Jacksonville, Florida 32232-5289. Redemption requests delivered other than by mail should be delivered to Financial Data Services, Inc., 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484. Proper notice of redemption in the case of shares deposited with the Transfer Agent may be accomplished by a written letter requesting redemption. Proper notice of redemption in the case of shares for which certificates have been issued may be accomplished by a written letter as noted above accompanied by certificates for the shares to be redeemed. Redemption requests should not be sent to the Fund. The redemption request in either event requires the signature(s) of all persons in whose name(s) the shares are registered, signed exactly as such name(s) appear(s) on the Transfer Agent's register. The signature(s) on the redemption request may require a guarantee by an "eligible guarantor institution" as defined in Rule 17Ad-15 under the Exchange Act, the existence and validity of which may be verified by the Transfer Agent through the use of industry publications. In the event a signature guarantee is required, notarized signatures are not sufficient. In general, signature guarantees are waived on redemptions of less than $50,000 as long as the following requirements are met: (i) all requests require the signature(s) of all persons in whose name(s) shares are recorded on the Transfer Agent's register; (ii) all checks must be mailed to the stencil address of record on the Transfer Agent's register and (iii) the stencil address must not have changed within 30 days. Certain rules may apply regarding certain account types such as but not limited to UGMA/UTMA accounts, Joint Tenancies With Rights of Survivorship, contra broker transactions and institutional accounts. In certain instances, the Transfer Agent may require additional documents such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator, or certificates of corporate authority.

         A shareholder may also redeem shares held with the Transfer Agent by telephone request. To request a redemption from your account, call the Transfer Agent at 1-800-MER-FUND. The request must be made by the shareholder of record and be for an amount less than $50,000. Before telephone requests will be honored, signature approval from all shareholders of record on the account must be obtained. The shares being redeemed must have been held for at least 15 days. Telephone redemption requests will not be honored in the following situations: the accountholder is deceased, the proceeds are to be sent to someone other than the shareholder of record, funds are to be wired to the client's bank account, a systematic withdrawal plan is in effect, the request is by an individual other than the accountholder of record, the account is held by joint tenants who are divorced, the address on the account has changed within the last 30 days or share certificates have been issued on the account.

         Since this account feature involves a risk of loss from unauthorized or fraudulent transactions, the Transfer Agent will take certain precautions to protect your account from fraud. Telephone redemption may be refused if the caller is unable to provide: the account number, the name and address registered on the account and the social security number registered on the account. The Fund or the Transfer Agent may temporarily suspend telephone transactions at any time.

         For shareholders redeeming directly with the Transfer Agent, payments will generally be mailed within seven days of receipt of a proper notice of redemption. At various times the Fund may be requested to redeem shares for which it has not yet received good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank). The Fund may delay or cause to be delayed the mailing of a redemption check until such time as good payment (e.g., cash, Federal funds or certified check drawn on a U.S. bank) has been collected for the purchase of such Fund shares, which will usually not exceed 10 days. In the event that a shareholder account held directly with the Transfer Agent contains a fractional share balance, such fractional share balance will be automatically redeemed by the Fund.

Repurchase

         The Fund also will repurchase its shares through a shareholder's listed selected securities dealer or other financial intermediary. The Fund normally will accept orders to repurchase shares by wire or telephone from dealers for their customers at the net asset value next computed after the order is placed. Shares will be priced at the net asset value calculated on the day the request is received, provided that the request for repurchase is submitted to the selected securities dealer or other financial intermediary prior to the regular close of business on the NYSE (generally, the NYSE closes at 4:00 p.m., Eastern time) and such request is received by the Fund from such selected securities dealer or other financial intermediary not later than 30 minutes after the close of business on the NYSE on the same day. Dealers have the responsibility of submitting such repurchase requests to the Fund not later than 30 minutes after the close of business on the NYSE in order to obtain that day's closing price.

         The foregoing repurchase arrangements are for the convenience of shareholders and do not involve a charge by the Fund (other than any applicable CDSC). Securities firms that do not have selected dealer agreements with the Distributor, however, may impose a transaction charge on the shareholder for transmitting the notice of repurchase to the Fund. Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") selected securities dealers and other financial intermediaries may charge customers a processing fee (Merrill Lynch currently charges $5.35) to confirm a repurchase of shares to such customers. Repurchases made directly through the Transfer Agent, on accounts held at the Transfer Agent, are not subject to the processing fee. The Fund reserves the right to reject any order for repurchase, which right of rejection might adversely affect shareholders seeking redemption through the repurchase procedure. A shareholder whose order for repurchase is rejected by the Fund, however, may redeem shares as set forth above.

         (d)     Dividends and Distributions.

         See (e) in this Item 7.

         (e)     Tax Consequences.

         The Fund will distribute net investment income and net realized capital gains at least annually. The Fund may also pay a special distribution at the end of the calendar year to comply with Federal tax requirements. Dividends may be reinvested automatically in shares of the Fund at net asset value without a sales charge or may be taken in cash. If your account is with Merrill Lynch and you would like to receive dividends in cash, contact your Merrill Lynch Financial Advisor, selected securities dealer, other financial intermediary or the Transfer Agent. Although this cannot be predicted with any certainty, the Fund anticipates that the majority of its dividends, if any, will consist of capital gains. Capital gains paid by the Fund, if any, may be taxable to you at different rates, depending, in part, on the length of time the Fund has held the assets sold.

         Shareholders will pay tax on dividends from the Fund whether received in cash or additional shares. If a shareholder redeems Fund shares or exchanges them for shares of another fund, the shareholder generally will be treated as having sold his or her shares and any gain on the transaction may be subject to tax. Capital gain dividends are generally taxed at different rates than ordinary income dividends.

         Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes.

         If a shareholder is neither a lawful permanent resident nor a citizen of the United States or if a shareholder is a foreign entity, the Fund's ordinary income dividends (which include distributions of the excess of net short term capital gains over net long term capital losses) will generally be subject to a 30% U.S. withholding tax, unless a lower treaty rate applies.

         By law, a shareholder's dividends and redemption proceeds will be subject to a withholding tax if that shareholder has not provided a taxpayer identification number or social security number.

         This section summarizes some of the consequences under current Federal tax laws of an investment in the Fund. It is not a substitute for personal tax advice. Shareholders should consult their personal tax advisors about the potential tax consequences of an investment in the Fund under all applicable tax laws.

Item 8.  Distribution Arrangements.

         (a)      Sales Loads.

         (b)      Rule 12b-1 Fees.

         Information regarding the applicable sales loads for Class A and Class D shares has been omitted because front-end sales charges are incurred only upon the purchase of Class A and Class D shares. As of September 6, 2001, shares of the Fund are no longer offered for sale to the public, except through dividend reinvestment.

         FAM Distributors, Inc., an affiliate of Merrill Lynch, is the Fund's Distributor.

Class B and Class C Shares -- Deferred Sales Charge Options

         If you select Class B or Class C shares, you do not pay an initial sales charge at the time of purchase. However, if you redeem your Class B shares within four years after purchase, or your Class C shares within one year after purchase, you may be required to pay a deferred sales charge. You will also pay distribution fees of 0.50% with respect to Class B shares and 0.55% with respect to Class C shares and account maintenance fees of 0.25% each year under distribution plans that the Fund has adopted under Rule 12b-1. Because these fees are paid out of the Fund's assets on an ongoing basis, over time these fees increase the cost of your investment and may cost you more than paying other types of sales charges. The Distributor uses the money that it receives from the deferred sales charges and the distribution fees to cover the costs of marketing, advertising and compensating the Merrill Lynch Financial Advisor, selected securities dealer or other financial intermediary who assists you in purchasing Fund shares.

         Class B Shares

         Shareholders who redeem their Class B shares within four years after purchase may be charged a deferred sales charge. The amount of the charge gradually decreases as a shareholder holds his or her shares over time, according to the following schedule:

                    Years Since Purchase                          Sales Charge*
                    --------------------                          -------------
                    0-1                                           4.00%
                    1-2                                           3.00%
                    2-3                                           2.00%
                    3-4                                           1.00%
                    4 or thereafter                               0.00%

* The percentage charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shares acquired by dividend reinvestment are not subject to a deferred sales charge. Merrill Lynch funds may not all have identical deferred sales charge schedules. In the event of an exchange for the shares of another Merrill Lynch fund, the higher charge would apply.

         The deferred sales charge relating to Class B shares may be reduced or waived in certain circumstances, such as:

         o Certain post-retirement withdrawals from an IRA or other retirement plan if you are over 59 1/2 years old

         o Redemption by certain eligible 401(a) and 401(k) plans, certain related accounts, group plan and certain retirement plan rollovers

         o Redemption in connection with participation in certain fee-based programs of Merrill Lynch or other financial intermediaries that have agreements with the Distributor or its affiliates or in connection with involuntary termination of an account in which Fund shares are held

         o Withdrawals resulting from shareholder death or disability as long as the waiver request is made within one year after death or disability or, if later, reasonably promptly following completion of probate

         o Withdrawal through the Merrill Lynch Systematic Withdrawal Plan of up to 10% per year of your Class B account value at the time the plan is established

         Your Class B shares convert automatically into Class D shares approximately ten years after purchase. Any Class B shares received through reinvestment of dividends paid on converting shares will also convert at that time. Class D shares are subject to lower annual expenses than Class B shares. The conversion of Class B shares to Class D shares is not a taxable event for Federal income tax purposes.

         Different conversion schedules apply to Class B shares of different Merrill Lynch mutual funds. For example, Class B shares of a fixed income fund typically convert approximately ten years after purchase compared to approximately eight years for equity funds. If Class B shares are acquired in an exchange from another fund with a shorter conversion schedule, the Fund's ten year conversion schedule will apply. If you exchange your Class B shares of the Fund for Class B shares of a fund with a longer conversion schedule, the other fund's conversion schedule will apply. The length of time that you hold the original and exchanged Class B shares in both funds will count toward the conversion schedule. The conversion schedule may be modified in certain other cases as well.

Class C Shares

         Shareholders who redeem Class C shares within one year after purchase may be charged a deferred sales charge of 1.00%. The charge will apply to the lesser of the original cost of the shares being redeemed or the proceeds of your redemption. Shareholders who redeem shares acquired through reinvestment of the Fund's dividends will not be charged a deferred sales charge. The deferred sales charge relating to Class C shares may be reduced or waived in connection with involuntary termination of an account in which Fund shares are held and withdrawals through the Merrill Lynch Systematic Withdrawal Plan.

         Class C shares do not offer a conversion privilege.

         (c)     Multiple Class Funds.

         The Fund has four classes of shares, each with its own sales charge and expense structure. Each share class represents an ownership interest in the same investment portfolio. Prior to September 6, 2001, the date on which shares of the Fund were no longer offered for sale to the public, Class A and Class D shares were subject to a sales charge at the time of purchase. Class D shares are subject to an ongoing account maintenance fee of 0.25%, although some investors may qualify for a sales charge reduction or waiver. Class B shares are subject to a distribution fee of 0.50% and Class C shares are subject to a distribution fee of 0.55% and both Class B and Class C shares are subject to an account maintenance fee of 0.25%. Class B and Class C shares also may be subject to a deferred sales charge upon redemption. Class B shares of the Fund automatically convert to Class D shares approximately ten years after purchase.

                                    PART B

         Except as otherwise indicated herein, all capitalized terms shall have the meaning assigned to them in Part A hereof.

Item 10.  Cover Page and Table of Contents.

               Merrill Lynch Short-Term Global Income Fund, Inc.
  P.O. Box 9011, Princeton, New Jersey 08543-9011 o Phone No. (609) 282-2800

                             _____________________

         This Part B of the Fund's Registration Statement is not a prospectus and should be read in conjunction with Part A, dated April 17, 2002. Part A is incorporated by reference into this Part B, and this Part B is incorporated by reference into Part A. The Fund's audited financial statements are incorporated in this Part B by reference to its 2001 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-221-7210 between 8:00 a.m. and 8:00 p.m. Eastern time on any business day.

                             _____________________

                  The date of this Part B is April 17, 2002.

Cover Page                                                                  17
Table of Contents                                                           17
Fund History                                                                17
Description of the Fund and its Investments and Risks                       18
Management of the Fund                                                      37
Control Persons and Principal Holders of Securities                         43
Investment Advisory and Other Services                                      44
Brokerage Allocation and Other Practices                                    50
Capital Stock and Other Services                                            53
Purchase, Redemption and Pricing of Shares                                  54
Taxation of the Fund                                                        56
Underwriters                                                                61
Calculation of Performance Data                                             61
Financial Statements                                                        65

Item 11.  Fund History.

         The Fund was organized as a corporation under the laws of the state of Maryland on April 18, 1990.

Item 12.  Description of the Fund and its Investments and Risks.

         (a)     Classification.

         The Fund is a non-diversified, open-end registered investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act").

         (b)     Investment Strategies and Risks.

         The investment objective of the Fund is to seek to provide shareholders with a high level of current income from a global portfolio of high quality debt securities denominated in various currencies and multinational currency units and having remaining maturities not exceeding three years. The investment objective described in this paragraph is a fundamental policy of the Fund and may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities. Under normal market conditions, the Fund will invest in debt securities with remaining maturities of three years or less denominated in at least three different currencies, including the U.S. dollar. Under adverse circumstances, however, the Fund may invest solely in one market or in one currency. The Fund may seek to hedge its portfolio securities against currency risks and, to a lesser extent, interest rate risks through the use of options, futures, options on futures and currency transactions. There can be no assurance that the investment objective of the Fund will be realized.

         The Fund is designed for the investor who seeks a higher yield than a money market fund and less fluctuation in net asset value than a longer-term global bond fund. Under normal conditions, debt securities with longer maturities tend to produce higher yields, while debt securities with shorter maturities are subject to less market risk resulting from changes in interest rates. With a maturity limit of three years, the Fund seeks more attractive yields than those offered by the shorter-term money market securities in which money market funds invest (money market funds maintain average maturities of less than 90 days). At the same time, the three year limitation enables the Fund to avoid the greater market risk inherent in longer-term securities.

         MLIM, will seek to manage the Fund's portfolio in accordance with a multi-market strategy. Consistent with such a strategy, the Fund may invest in debt securities denominated in any currency or multinational currency unit. In addition, the Investment Adviser intends to allocate the Fund's investments among securities denominated in the currencies of a number of foreign countries and, within each such country, among different types of debt securities. The Investment Adviser will adjust the Fund's exposure to different currencies based on its perception of the most favorable markets and issuers. In allocating the Fund's assets among multiple markets, the Investment Adviser will assess the relative yield and anticipated direction of interest rates in particular markets, general market and economic conditions and the relationship of currencies of various countries to each other. In its evaluations, the Investment Adviser will utilize its internal financial, economic and credit analysis resources as well as information obtained from other sources. The Fund will not invest more than 25% of its total assets in debt securities denominated in a single currency or currency unit, except that it may invest more than 25% of its total assets in U.S. dollar-denominated securities. In addition, the Fund will not invest in countries that are not considered by the Investment Adviser to have stable governments or whose currencies are not convertible into U.S. dollars. As a result of hedging techniques, the Fund's net exposure to any one currency may be different from that of its total assets denominated in such currency. The operating expense ratio of the Fund can be expected to be higher than that of an investment company investing exclusively in U.S. securities because the expenses of the Fund, such as custodial costs, may be higher.

         The securities in which the Fund may invest include debt obligations issued or guaranteed by U.S. or foreign governments, political subdivisions thereof (including states, provinces and municipalities) or their agencies and instrumentalities ("governmental entities"), or issued or guaranteed by international organizations designated or supported by governmental entities to promote economic reconstruction or development ("supranational entities"), or issued by corporations or financial institutions. Securities issued by supranational entities may be denominated in U.S. dollars, a foreign currency or a multinational currency unit. Securities of corporations and financial institutions in which the Fund may invest include corporate and commercial obligations, such as medium-term notes and commercial paper, which may be indexed to foreign currency exchange rates.

         The Fund may invest in securities whose potential investment return is based on the change in particular measurements of value or rate (an "index"). Interest and principal payable on a security may also be based on relative changes among particular indices. In addition, the Fund may invest in securities whose potential investment return is inversely based on the change in particular indices. To the extent that the Fund invests in such types of securities, it will be subject to the risks associated with changes in the particular indices, which may include reduced or eliminated interest payments and losses of invested principal. The Fund will purchase such indexed obligations to generate current income or for currency hedging purposes, and will not speculate through such obligations.

         Certain indexed securities, including certain inverse securities, may have the effect of providing a degree of investment leverage, because they may increase or decrease in value at a rate that is a multiple of the changes in applicable indices. As a result, the market value of such securities will generally be more volatile than the market values of fixed-rate securities. The Fund believes that indexed securities, including inverse securities, represent flexible portfolio management instruments that may allow the Fund to seek potential investment returns, hedge other portfolio positions, or vary the degree of portfolio leverage relatively efficiently under different market conditions. The obligations of foreign governmental entities have various kinds of government support and include obligations issued or guaranteed by foreign governmental entities with taxing powers. These obligations may or may not be supported by the full faith and credit of a foreign government. The Fund will invest in foreign government securities of issuers considered stable by the Investment Adviser, based on its analysis of factors such as general political or economic conditions relating to the government and the likelihood of expropriation, nationalization, freezes or confiscation of private property. The Investment Adviser does not believe that the credit risk inherent in the obligations of stable foreign governments is significantly greater than that of U.S. Government securities. Examples of supranational entities include the International Bank for Reconstruction and Development (the "World Bank"), the European Steel and Coal Community, the Asian Development Bank and the Inter-American Development Bank. The governmental members, or "stockholders," usually make initial capital contributions to the supranational entity and in many cases are committed to make additional capital contributions if the supranational entity is unable to repay its borrowings.

         The Fund may invest in securities denominated in a multinational currency unit or in the "euro," the single common European currency that was introduced on January 1, 1999. The Fund may invest in securities denominated in the currency of one nation although issued by a governmental entity, corporation or financial institution of another nation. For example, the Fund may invest in a British pound sterling-denominated obligation issued by a U.S. corporation. Such investments involve credit risks associated with the issuer and currency risks associated with the currency in which the obligation is denominated.

     The Fund also may invest in participations in, or bonds and notes backed by, pools of mortgage, credit card, automobile or other types of receivables with remaining maturities of three years or less. These structured financings will be supported by sufficient collateral and other credit enhancements, including letters of credit, insurance, reserve funds and guarantees by third parties, to enable such instruments to obtain a high quality rating by a nationally recognized statistical rating agency (such as Standard & Poor's or Moody's) or be of comparable quality as determined by the Investment Adviser. Generally, the issuers of mortgage-backed and receivable-backed bonds, notes or pass-through certificates are special purpose entities and do not have any significant assets other than the assets securing such obligations. Certain asset-backed and receivable-backed securities may be illiquid. The Fund's investments in asset-backed and receivable-backed securities that are illiquid will be limited, together with all other illiquid investments, to 15% of the Fund's net assets.

     To minimize the credit risk of its investments, the Fund will invest only in high quality debt securities. A security may be deemed to be high quality if it is issued or guaranteed by governmental entities or supranational entities which the Investment Adviser, acting under the general supervision of the Board of Directors, has determined to be of high creditworthiness. Securities issued by corporations or financial institutions will be deemed to be high quality if they are rated AA or better by Standard & Poor's or Aa or better by Moody's, or A-1 or better by Standard & Poor's or Prime-1 or better by Moody's in the case of commercial paper, or similarly rated by another internationally recognized rating service, such as Fitch, or obligations of issuers that the Investment Adviser, acting under the general supervision of the Board of Directors, has determined to be of similar creditworthiness.

         Under normal conditions, a significant percentage of the shorter-term investments in the Fund's portfolio may be money market securities. Money market securities include short-term obligations issued or guaranteed by the U.S. Government or foreign governments or issued by such governments' respective agencies and instrumentalities, bank money market instruments including certificates of deposit, bankers' acceptances and deposit notes and certain other short-term obligations such as short-term commercial paper.

         It is anticipated that the Fund will invest primarily in securities denominated in the currencies of the United States, Japan, Canada, Western European nations, New Zealand or Australia, as well as securities denominated in the euro described above. Further, it is anticipated that such securities will be issued primarily by entities located in such countries and by supranational entities. Under certain adverse conditions and for the duration of such conditions, the Fund may restrict the financial markets or currencies in which its assets are invested, and it may invest its assets solely in one financial market or in obligations denominated in one currency.

         Under normal circumstances, the Fund will invest at least 25% of its total assets in debt instruments issued by U.S. and foreign companies engaged in the banking industry, including bank holding companies. Such investments may include certificates of deposit, time deposits, bankers' acceptances, and obligations issued by bank holding companies, as well as repurchase agreements entered into with banks. For temporary defensive purposes, however, the Fund may reduce its investments in the banking industry to less than 25% of its total assets. The Fund's policy as to concentrating its investments in the banking industry is fundamental and may not be changed without the approval of a majority of the Fund's voting securities.

         The Fund's policy of concentrating its investments in the banking industry will cause the Fund to have greater exposure to certain risks associated with the banking industry. In particular, economic or regulatory developments in or related to the banking industry will affect the value of and investment return on the Fund's shares. Sustained increases in interest rates may adversely affect the availability and cost of funds for a bank's lending activities; deterioration in general economic conditions may increase a bank's exposure to credit losses. The banking industry also is subject to the effects of the concentration of loan portfolios in particular businesses that may be adversely affected by economic conditions, such as real estate, energy, agriculture or high technology-related companies. In addition, the banking industry is subject to national and local regulation and competition among banks as well as with other types of financial institutions. Also, the Fund's investments in commercial banks located in several foreign countries are subject to additional risks due to the combination in such banks of commercial banking and diversified securities activities. As discussed above, however, the Fund will seek to minimize its exposure to such risks by investing only in debt securities which are determined by the Investment Adviser, acting under the general supervision of the Board of Directors, to be high quality.

         The Fund may engage in various portfolio strategies to hedge its portfolio against interest rate and currency risks. These strategies include use of options on portfolio positions or currencies, financial and currency futures, options on such futures and forward foreign currency transactions. The Fund may enter into such transactions only in connection with its hedging strategies. While the Fund's use of hedging strategies is intended to reduce the volatility of the net asset value of its shares, the net asset value of the Fund's shares will fluctuate. There can be no assurance that the Fund's hedging transactions will be effective. Furthermore, the Fund may only engage in hedging activities from time to time and may not necessarily be engaging in hedging activities when movements in interest rates or currency exchange rates occur.

         Although certain risks are involved in options and futures transactions, the Investment Adviser believes that, because the Fund will only engage in these transactions for hedging purposes, the options and futures portfolio strategies of the Fund will not subject the Fund to the risks frequently associated with the speculative use of options and futures transactions.

Foreign Investment Risks

         The U.S. Government has from time to time in the past imposed restrictions, through penalties and otherwise, on foreign investments by U.S. investors such as the Fund. If such restrictions should be reinstituted, it might become necessary for the Fund to invest all or substantially all of its assets in U.S. securities. In such event, the Fund would review its investment objective and investment policies to determine whether changes are appropriate. Any changes in the investment objective or fundamental policies set forth under "Investment Restrictions" below would require the approval of the holders of a majority of the Fund's outstanding voting securities.

         The Fund's ability and decisions to purchase or sell portfolio securities may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis on each day the Fund determines its net asset value in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. See "Redemption of Shares." Under present conditions, the Investment Adviser does not believe that these considerations will have any significant effect on its portfolio strategy, although there can be no assurance in this regard.

Asset-Backed Securities

         The Fund may invest in asset-backed securities with remaining maturities of three years or less. Asset-backed securities are "pass through" securities, meaning that principal and interest payments made by the borrower on the underlying assets (such as credit card receivables) are passed through to the Fund. The value of asset-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, asset-backed securities differ from traditional fixed income securities because of their potential for prepayment. The price paid by the Fund for its asset-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying assets. In a period of declining interest rates, borrowers may prepay the underlying assets more quickly than anticipated, thereby reducing the yield to maturity and the average life of the asset-backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid. To the extent that the Fund purchases asset-backed securities at a premium, prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying assets may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short or intermediate term at the time of purchase into a long-term security. Since longer-term securities generally fluctuate more widely in response to changes in interest rates than shorter-term securities, maturity extension risk could increase the inherent volatility of the Fund. Certain asset-backed securities may be illiquid.

Mortgage-Backed Securities

         Mortgage-backed securities are "pass through" securities, meaning that principal and interest payments made by the borrower on the underlying mortgages are passed through to the Fund. The value of mortgage-backed securities, like that of traditional fixed income securities, typically increases when interest rates fall and decreases when interest rates rise. However, mortgage-backed securities differ from traditional fixed income securities because of their potential for prepayment without penalty. The price paid by the Fund for its mortgage-backed securities, the yield the Fund expects to receive from such securities and the average life of the securities are based on a number of factors, including the anticipated rate of prepayment of the underlying mortgages. In a period of declining interest rates, borrowers may prepay the underlying mortgages more quickly than anticipated, thereby reducing the yield to maturity and the average life of the mortgage-backed securities. Moreover, when the Fund reinvests the proceeds of a prepayment in these circumstances, it will likely receive a rate of interest that is lower than the rate on the security that was prepaid.

         To the extent that the Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and principal prepayments may result in a loss to the extent of the premium paid. If the Fund buys such securities at a discount, both scheduled payments of principal and unscheduled prepayments will increase current and total returns and will accelerate the recognition of income which, when distributed to shareholders, will be taxable as ordinary income. In a period of rising interest rates, prepayments of the underlying mortgages may occur at a slower than expected rate, creating maturity extension risk. This particular risk may effectively change a security that was considered short- or intermediate-term at the time of purchase into a long-term security. Since long-term securities generally fluctuate more widely in response to changes in interest rates than do short-term securities, maturity extension risk could increase the inherent volatility of the Fund. See "Illiquid Securities" below.

Derivatives

         The Fund may use instruments referred to as Derivatives. Derivatives are financial instruments the value of which is derived from another security, a commodity (such as gold or oil), a currency or an index (a measure of value or rates, such as the Standard & Poor's 500 Index or the prime lending rate). Derivatives allow the Fund to increase or decrease the level of risk to which the Fund is exposed more quickly and efficiently than transactions in other types of instruments.

         Hedging. The Fund may use Derivatives for hedging purposes. Hedging is a strategy in which a Derivative is used to offset the risks associated with other Fund holdings. Losses on the other investment may be substantially reduced by gains on a Derivative that reacts in an opposite manner to market movements. While hedging can reduce losses, it can also reduce or eliminate gains or cause losses if the market moves in a different manner than anticipated by the Fund or if the cost of the Derivative outweighs the benefit of the hedge. Hedging also involves the risk that changes in the value of the Derivative will not match those of the holdings being hedged as expected by the Fund, in which case any losses on the holdings being hedged may not be reduced. There can be no assurance that the Fund's hedging transactions will be effective. Furthermore, the Fund will only engage in hedging activities from time to time and may not necessarily be engaging in hedging activities when movements in interest rates or in the debt and currency markets occur.

         The Fund may use the following types of Derivative instruments and trading strategies:

Indexed and Inverse Securities.

         The Fund may invest in securities the potential return of which is based on an index. As an illustration, the Fund may invest in a debt security that pays interest based on the current value of an interest rate index, such as the prime rate. The Fund may also invest in a debt security which returns principal at maturity based on the level of a securities index or a basket of securities, or based on the relative changes of two indices. In addition, the Fund may invest in securities the potential return of which is based inversely on the change in an index (that is, a security the value of which will move in the opposite direction of changes to an index). For example, the Fund may invest in securities that pay a higher rate of interest when a particular index decreases and pay a lower rate of interest (or do not fully return principal) when the value of the index increases. If the Fund invests in such securities, it may be subject to reduced or eliminated interest payments or loss of principal in the event of an adverse movement in the relevant index or indices. Indexed and inverse securities involve credit risk, and certain indexed and inverse securities may involve currency risk, leverage risk and liquidity risk. The Fund may invest in indexed and inverse securities for currency hedging purposes only. When used for hedging purposes, indexed and inverse securities involve correlation risk.

Options on Securities and Securities Indices

         Purchasing Put Options. The Fund may purchase put options on securities held in its portfolio or on securities or interest rate indices that are correlated with securities held in its portfolio. When the Fund purchases a put option, in consideration for an up front payment (the "option premium") the Fund acquires a right to sell to another party specified securities owned by the Fund at a specified price (the "exercise price") on or before a specified date (the "expiration date"), in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index declines below a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a put option limits the Fund's risk of loss in the event of a decline in the market value of the portfolio holdings underlying the put option prior to the option's expiration date. If the market value of the portfolio holdings associated with the put option increases rather than decreases, however, the Fund will lose the option premium and will consequently realize a lower return on the portfolio holdings than would have been realized without the purchase of the put. Purchasing a put option may involve correlation risk, and may also involve liquidity and credit risk.

         Purchasing Call Options. The Fund may also purchase call options on securities it intends to purchase or securities or interest rate indices, which are correlated with the types of securities it intends to purchase. When the Fund purchases a call option, in consideration for the option premium the Fund acquires a right to purchase from another party specified securities at the exercise price on or before the expiration date, in the case of an option on securities, or to receive from another party a payment based on the amount a specified securities index increases beyond a specified level on or before the expiration date, in the case of an option on a securities index. The purchase of a call option may protect the Fund from having to pay more for a security as a consequence of increases in the market value for the security during a period when the Fund is contemplating its purchase, in the case of an option on a security, or attempting to identify specific securities in which to invest in a market the Fund believes to be attractive, in the case of an option on an index (an "anticipatory hedge"). In the event the Fund determines not to purchase a security underlying a call option, however, the Fund may lose the entire option premium. Purchasing a call option involves correlation risk, and may also involve liquidity and credit risk.

         The Fund is also authorized to purchase put or call options in connection with closing out put or call options it has previously sold.

         Writing Call Options. The Fund may write (i.e., sell) call options on securities held in its portfolio or securities indices the performance of which correlates with securities held in its portfolio. When the Fund writes a call option, in return for an option premium, the Fund gives another party the right to buy specified securities owned by the Fund at the exercise price on or before the expiration date, in the case of an option on securities, or agrees to pay to another party an amount based on any gain in a specified securities index beyond a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write call options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is less than the exercise price, the Fund will partially offset any decline in the value of the underlying securities through the receipt of the option premium. By writing a call option, however, the Fund limits its ability to sell underlying securities, and gives up the opportunity to profit from any increase in the value of the underlying securities beyond the exercise price, while the option remains outstanding. Writing a call option may involve correlation risk.

         Writing Put Options. The Fund may also write put options on securities or securities indices. When the Fund writes a put option, in return for an option premium the Fund gives another party the right to sell to the Fund a specified security at the exercise price on or before the expiration date, in the case of an option on a security, or agrees to pay to another party an amount based on any decline in a specified securities index below a specified level on or before the expiration date, in the case of an option on a securities index. The Fund may write put options to earn income, through the receipt of option premiums. In the event the party to which the Fund has written an option fails to exercise its rights under the option because the value of the underlying securities is greater than the exercise price, the Fund will profit by the amount of the option premium. By writing a put option, however, the Fund will be obligated to purchase the underlying security at a price that may be higher than the market value of the security at the time of exercise as long as the put option is outstanding, in the case of an option on a security, or make a cash payment reflecting any decline in the index, in the case of an option on an index. Accordingly, when the Fund writes a put option it is exposed to a risk of loss in the event the value of the underlying securities falls below the exercise price, which loss potentially may substantially exceed the amount of option premium received by the Fund for writing the put option. The Fund will write a put option on a security or a securities index only if the Fund would be willing to purchase the security at the exercise price for investment purposes (in the case of an option on a security) or is writing the put in connection with trading strategies involving combinations of options -- for example, the sale and purchase of options with identical expiration dates on the same security or index but different exercise prices (a technique called a "spread"). Writing a put option may involve substantial leverage risk.

         The Fund is also authorized to sell call or put options in connection with closing out call or put options it has previously purchased.

         Other than with respect to closing transactions, the Fund will only write call or put options that are "covered." A call or put option will be considered covered if the Fund has segregated assets with respect to such option in the manner described in "Risk Factors in Derivatives" below. A call option will also be considered covered if the Fund owns the securities it would be required to deliver upon exercise of the option (or, in the case of an option on a securities index, securities which substantially correlate with the performance of such index) or owns a call option, warrant or convertible instrument which is immediately exercisable for, or convertible into, such security.

         Types of Options. The Fund may engage in transactions in options on securities or securities indices on exchanges and in the over-the-counter ("OTC") markets. In general, exchange-traded options have standardized exercise prices and expiration dates and require the parties to post margin against their obligations, and the performance of the parties' obligations in connection with such options is guaranteed by the exchange or a related clearing corporation. OTC options have more flexible terms negotiated between the buyer and the seller, but generally do not require the parties to post margin and are subject to greater credit risk. OTC options also involve greater liquidity risk.

Futures

         The Fund may engage in transactions in futures and options thereon. Futures are standardized, exchange-traded contracts which obligate a purchaser to take delivery, and a seller to make delivery, of a specific amount of an asset at a specified future date at a specified price. No price is paid upon entering into a futures contract. Rather, upon purchasing or selling a futures contract the Fund is required to deposit collateral ("margin") equal to a percentage (generally less than 10%) of the contract value. Each day thereafter until the futures position is closed, the Fund will pay additional margin representing any loss experienced as a result of the futures position the prior day or be entitled to a payment representing any profit experienced as a result of the futures position the prior day. Futures involve substantial leverage risk.

         The sale of a futures contract limits the Fund's risk of loss through a decline in the market value of portfolio holdings correlated with the futures contract prior to the futures contract's expiration date. In the event the market value of the portfolio holdings correlated with the futures contract increases rather than decreases, however, the Fund will realize a loss on the futures position and a lower return on the portfolio holdings than would have been realized without the purchase of the futures contract.

         The purchase of a futures contract may protect the Fund from having to pay more for securities as a consequence of increases in the market value for such securities during a period when the Fund was attempting to identify specific securities in which to invest in a market the Fund believes to be attractive. In the event that such securities decline in value or the Fund determines not to complete an anticipatory hedge transaction relating to a futures contract, however, the Fund may realize a loss relating to the futures position.

         The Fund will limit transactions in futures and options on futures to financial futures contracts (i.e., contracts for which the underlying asset is a currency or securities or interest rate index) purchased or sold for hedging purposes (including anticipatory hedges). The Fund will further limit transactions in futures and options on futures to the extent necessary to prevent the Fund from being deemed a "commodity pool" under regulations of the Commodity Futures Trading Commission.

         Foreign Exchange Transactions. The Fund may engage in spot and forward foreign exchange transactions and currency swaps, purchase and sell options on currencies and purchase and sell currency futures and related options thereon (collectively, "Currency Instruments") for purposes of hedging against the decline in the value of currencies in which its portfolio holdings are denominated against the U.S. dollar.

         Forward Foreign Exchange Transactions. Forward foreign exchange transactions are OTC contracts to purchase or sell a specified amount of a specified currency or multinational currency unit at a price and future date set at the time of the contract. Spot foreign exchange transactions are similar but require current, rather than future, settlement. The Fund will enter into foreign exchange transactions only for purposes of hedging either a specific transaction or a portfolio position. The Fund may enter into a forward foreign exchange transaction for purposes of hedging a specific transaction by, for example, purchasing a currency needed to settle a security transaction or selling a currency in which the Fund has received or anticipates receiving a dividend or distribution. The Fund may enter into a foreign exchange transaction for purposes of hedging a portfolio position by selling forward a currency in which a portfolio position of the Fund is denominated or by purchasing a currency in which the Fund anticipates acquiring a portfolio position in the near future. The Fund may also hedge portfolio positions through currency swaps, which are transactions in which one currency is simultaneously bought for a second currency on a spot basis and sold for the second currency on a forward basis. Forward foreign exchange transactions involve substantial currency risk, and also involve credit and liquidity risk.

         Currency Futures. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through use of currency futures or options thereon. Currency futures are similar to forward foreign exchange transactions except that futures are standardized, exchange-traded contracts. See "Futures" above. Currency futures involve substantial currency risk, and also involve leverage risk.

         Currency Options. The Fund may also hedge against the decline in the value of a currency against the U.S. dollar through the use of currency options. Currency options are similar to options on securities, but in consideration for an option premium the writer of a currency option is obligated to sell (in the case of a call option) or purchase (in the case of a put option) a specified amount of a specified currency on or before the expiration date for a specified amount of another currency. The Fund may engage in transactions in options on currencies either on exchanges or OTC markets. See "Types of Options" above and "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives" below. Currency options involve substantial currency risk, and may also involve credit, leverage or liquidity risk.

         Limitations on Currency Hedging. The Fund will not speculate in Currency Instruments. Accordingly, the Fund will not hedge a currency in excess of the aggregate market value of the securities which it owns (including receivables for unsettled securities sales), or has committed to or anticipates purchasing, which are denominated in such currency. The Fund may, however, hedge a currency by entering into a transaction in a Currency Instrument denominated in a currency other than the currency being hedged (a "cross-hedge"). The Fund will only enter into a cross-hedge if the Investment Adviser believes that (i) there is a demonstrable high correlation between the currency in which the cross-hedge is denominated and the currency being hedged, and (ii) executing a cross-hedge through the currency in which the cross-hedge is denominated will be significantly more cost-effective or provide substantially greater liquidity than executing a similar hedging transaction by means of the currency being hedged.

         Risk Factors in Hedging Foreign Currency Risks. Hedging transactions involving Currency Instruments involve substantial risks, including correlation risk. While the Fund's use of Currency Instruments to effect hedging strategies is intended to reduce the volatility of the net asset value of the Fund's shares, the net asset value of the Fund's shares will fluctuate. Moreover, although Currency Instruments will be used with the intention of hedging against adverse currency movements, transactions in Currency Instruments involve the risk that anticipated currency movements will not be accurately predicted and that the Fund's hedging strategies will be ineffective. To the extent that the Fund hedges against anticipated currency movements which do not occur, the Fund may realize losses and decrease its total return as the result of its hedging transactions. Furthermore, the Fund will only engage in hedging activities from time to time and may not be engaging in hedging activities when movements in currency exchange rates occur.

         It may not be possible for the Fund to hedge against currency rate movements, even if correctly anticipated, in the event that (i) the currency exchange rate movement is so generally anticipated that the Fund is not able to enter into a hedging transaction at an effective price, or (ii) the currency exchange rate movement relates to a market with respect to which Currency Instruments are not available and it is not possible to engage in effective currency hedging.

Risk Factors In Derivatives

         Derivatives are volatile and involve significant risks, including:

         Credit risk -- the risk that the counterparty on a Derivative transaction will be unable to honor its financial obligation to the Fund.

         Currency risk -- the risk that changes in the exchange rate between two currencies will adversely affect the value (in U.S. dollar terms) of an investment.

         Leverage risk -- the risk associated with certain types of investments or trading strategies (such as borrowing money to increase the amount of investments) that relatively small market movements may result in large changes in the value of an investment. Certain investments or trading strategies that involve leverage can result in losses that greatly exceed the amount originally invested.

         Liquidity risk -- the risk that certain securities may be difficult or impossible to sell at the time that the seller would like or at the price that the seller believes the security is currently worth.

         Use of Derivatives for hedging purposes involves correlation risk. If the value of the Derivative moves more or less than the value of the hedged instruments the Fund will experience a gain or loss which will not be completely offset by movements in the value of the hedged instruments.

         The Fund intends to enter into transactions involving Derivatives only if there appears to be a liquid secondary market for such instruments or, in the case of illiquid instruments traded in OTC transactions, such instruments satisfy the criteria set forth below under "Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives." However, there can be no assurance that, at any specific time, either a liquid secondary market will exist for a Derivative or the Fund will otherwise be able to sell such instrument at an acceptable price. It may therefore not be possible to close a position in a Derivative without incurring substantial losses, if at all.

         Certain transactions in Derivatives (such as futures transactions or sales of put options) involve substantial leverage risk and may expose the Fund to potential losses, which exceed the amount originally invested by the Fund. When the Fund engages in such a transaction, the Fund will deposit in a segregated account at its custodian liquid securities with a value at least equal to the Fund's exposure, on a mark-to-market basis, to the transaction (as calculated pursuant to requirements of the Commission). Such segregation will ensure that the Fund has assets available to satisfy its obligations with respect to the transaction, but will not limit the Fund's exposure to loss.

Additional Risk Factors of OTC Transactions; Limitations on the Use of OTC Derivatives

         Certain Derivatives traded in OTC markets, including indexed securities and OTC options, involve substantial liquidity risk. The absence of liquidity may make it difficult or impossible for the Fund to sell such instruments promptly at an acceptable price. The absence of liquidity may also make it more difficult for the Fund to ascertain a market value for such instruments. The Fund will therefore acquire illiquid OTC instruments (i) if the agreement pursuant to which the instrument is purchased contains a formula price at which the instrument may be terminated or sold, or (ii) for which the Investment Adviser anticipates the Fund can receive on each business day at least two independent bids or offers, unless a quotation from only one dealer is available, in which case that dealer's quotation may be used.

         Because Derivatives traded in OTC markets are not guaranteed by an exchange or clearing corporation and generally do not require payment of margin, to the extent that the Fund has unrealized gains in such instruments or has deposited collateral with its counterparty the Fund is at risk that its counterparty will become bankrupt or otherwise fail to honor its obligations. The Fund will attempt to minimize the risk that a counterparty will become bankrupt or otherwise fail to honor its obligations by engaging in transactions in Derivatives traded in OTC markets only with financial institutions which have substantial capital or which have provided the Fund with a third-party guaranty or other credit enhancement.

         Securities Lending. The Fund may lend securities with a value not exceeding 33 1/3% of its total assets to banks, brokers and other financial institutions. In return, the Fund receives collateral in cash or securities issued or guaranteed by the U.S. Government which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. The Fund receives the income on the loaned securities. Where the Fund receives securities as collateral, the Fund receives a fee for its loan from the borrower. Where the Fund receives cash collateral, it may invest such collateral and retain the amount earned, net of any amount rebated to the borrower. As a result, the Fund's yield may increase. Loans of securities are terminable at any time and the borrower, after notice, is required to return borrowed securities within the standard time period for the settlement of securities transactions. The Fund may pay reasonable finder's, lending agent, administrative and custodial fees in connection with its loans. In the event that the borrower defaults on its obligation to return borrowed securities because of insolvency or for any other reason, the Fund could experience delays and costs in gaining access to the collateral. The Fund also could suffer a loss in the event of losses on investments made with cash collateral or, in the event of borrower default, where the value of the collateral falls below the market value of the borrowed securities. The Fund has received an exemptive order from the Commission permitting it to lend portfolio securities to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or its affiliates and to retain an affiliate of the Fund as lending agent.

         Sovereign Debt. Investment in sovereign debt involves a high degree of risk. The government entity that controls the repayment of sovereign debt may not be able or willing to repay the principal and/or interest when due in accordance with the terms of such debt. A government entity's willingness or ability to repay principal and interest due in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the government entity's policy towards the International Monetary Fund and the political constraints to which a governmental entity may be subject. Government entities may also be dependent on expected disbursements from foreign governments, multilateral agencies and others abroad to reduce principal and interest arrearages on their debt. The commitment on the part of these governments, agencies and others to make such disbursements may be conditioned on the implementation of economic reforms and/or economic performance and the timely service of such debtor's obligations. Failure to implement such reforms, achieve such levels of economic performance or repay principal or interest when due may result in the cancellation of such third parties' commitments to lend funds to the government entity, which may further impair such debtor's ability or willingness to timely service its debts. Consequently, government entities may default on their sovereign debt.

         Holders of sovereign debt may be requested to participate in the rescheduling of such debt and to extend further loans to government entities. In the event of a default by a government entity, the Fund may have few or no effective legal remedies for collecting on such debt.

         Illiquid or Restricted Securities. The Fund may invest up to 15% of its net assets in securities that lack an established secondary trading market or otherwise are considered illiquid. Liquidity of a security relates to the ability to dispose easily of the security and the price to be obtained upon disposition of the security, which may be less than would be obtained for a comparable more liquid security. Illiquid securities may trade at a discount from comparable, more liquid investments. Investment of the Fund's assets in illiquid securities may restrict the ability of the Fund to dispose of its investments in a timely fashion and for a fair price as well as its ability to take advantage of market opportunities. The risks associated with illiquidity will be particularly acute where the Fund's operations require cash, such as when the Fund redeems shares or pays dividends, and could result in the Fund borrowing to meet short term cash requirements or incurring capital losses on the sale of illiquid investments.

         The Fund may invest in securities that are not registered ("restricted securities") under the Securities Act of 1933, as amended (the "Securities Act"). Restricted securities may be sold in private placement transactions between issuers and purchasers, and may be neither listed on an exchange nor traded in other established markets. In many cases, privately placed securities may not be freely transferable under the laws of the applicable jurisdiction or due to contractual restrictions on resale. As a result of the absence of a public trading market, privately placed securities may be less liquid and more difficult to value than publicly traded securities. To the extent that privately placed securities may be resold in privately negotiated transactions, the prices realized from the sales, due to illiquidity, could be less than those originally paid by the Fund or less than their fair market value. In addition, issuers whose securities are not publicly traded may not be subject to the disclosure and other investor protection requirements that may be applicable if their securities were publicly traded. If any privately placed securities held by the Fund are required to be registered under the securities laws of one or more jurisdictions before being resold, the Fund may be required to bear the expenses of registration. Certain of the Fund's investments in private placements may consist of direct investments and may include investments in smaller, less-seasoned issuers, which may involve greater risks. These issuers may have limited product lines, markets or financial resources, or they may be dependent on a limited management group. In making investments in such securities, the Fund may obtain access to material nonpublic information which may restrict the Fund's ability to conduct portfolio transactions in such securities.

         144A Securities. The Fund may purchase restricted securities that can be offered and sold to "qualified institutional buyers" under Rule 144A under the Securities Act. The Board of Directors has determined to treat as liquid Rule 144A securities that are either freely tradable in their primary markets offshore or have been determined to be liquid in accordance with the policies and procedures adopted by the Fund's Board. The Board has adopted guidelines and delegated to the Investment Adviser the daily function of determining and monitoring liquidity of restricted securities. The Board, however, will retain sufficient oversight and be ultimately responsible for the determinations. Since it is not possible to predict with assurance exactly how this market for restricted securities sold and offered under Rule 144A will continue to develop, the Board will carefully monitor the Fund's investments in these securities. This investment practice could have the effect of increasing the level of illiquidity in the Fund to the extent that qualified institutional buyers become for a time uninterested in purchasing these securities.

         Borrowing and Leverage. The use of leverage by the Fund creates an opportunity for greater total return, but, at the same time, creates special risks. For example, leveraging may exaggerate changes in the net asset value of Fund shares and in the yield on the Fund's portfolio. Although the principal of such borrowings will be fixed, the Fund's assets may change in value during the time the borrowings are outstanding. Borrowings will create interest expenses for the Fund which can exceed the income from the assets purchased with the borrowings. To the extent the income or capital appreciation derived from the securities purchased with borrowed funds exceeds the interest the Fund will have to pay on the borrowings, the Fund's return will be greater than if leverage had not been used. Conversely, if the income or capital appreciation from the securities purchased with such borrowed funds is not sufficient to cover the cost of borrowing, the return to the Fund will be less than if leverage had not been used, and therefore the amount available for distribution to shareholders as dividends will be reduced. In the latter case, the Investment Adviser in its best judgment nevertheless may determine to maintain the Fund's leveraged position if it expects that the benefits to the Fund's shareholders of maintaining the leveraged position will outweigh the current reduced return.

         Certain types of borrowings by the Fund may result in the Fund being subject to covenants in credit agreements relating to asset coverage, portfolio composition requirements and other matters. It is not anticipated that observance of such covenants would impede the Investment Adviser from managing the Fund's portfolio in accordance with the Fund's investment objectives and policies. However, a breach of any such covenants not cured within the specified cure period may result in acceleration of outstanding indebtedness and require the Fund to dispose of portfolio investments at a time when it may be disadvantageous to do so.

         The Fund at times may borrow from affiliates of the Investment Adviser, provided that the terms of such borrowings are no less favorable than those available for comparable sources of funds in the marketplace.

         Repurchase Agreements; Purchase and Sale Contracts. The Fund may invest in securities pursuant to repurchase agreements and purchase and sale contracts. Repurchase agreements may be entered into only with financial institutions which (i) have, in the opinion of the Investment Adviser, substantial capital relative to the Fund's exposure, or (ii) have provided the Fund with a third-party guaranty or other credit enhancement. Under a repurchase agreement or a purchase and sale contract, the counterparty agrees, upon entering into the contract, to repurchase the security at a mutually agreed upon time and price in a specified currency, thereby determining the yield during the term of the agreement. This results in a fixed rate of return insulated from market fluctuations during such period although it may be affected by currency fluctuations. Such agreements usually cover short periods, such as under one week. Repurchase agreements may be construed to be collateralized loans by the purchaser to the seller secured by the securities transferred to the purchaser. In the case of a repurchase agreement, as a purchaser, the Fund will require the seller to provide additional collateral if the market value of the securities falls below the repurchase price at any time during the term of the repurchase agreement; the Fund does not have the right to seek additional collateral in the case of purchase and sale contracts. In the event of default by the seller under a repurchase agreement construed to be a collateralized loan, the underlying securities are not owned by the Fund but constitute only collateral for the seller's obligation to pay the repurchase price. Therefore, the Fund may suffer time delays and incur costs or possible losses in connection with the disposition of the collateral. In the event of a default under such a repurchase agreement or under a purchase and sale contract, instead of the contractual fixed rate of return, the rate of return to the Fund shall be dependent upon intervening fluctuations of the market value of such securities and the accrued interest on the securities. In such event, the Fund would have rights against the seller for breach of contract with respect to any losses arising from market fluctuations following the failure of the seller to perform. The Fund may not invest more than 15% of its net assets in repurchase agreements or purchase and sale contracts maturing in more than seven days, together with all other illiquid investments.

Suitability

         The economic benefit of an investment in the Fund depends upon many factors beyond the control of the Fund, the Investment Adviser and its affiliates. Because of its emphasis on foreign securities, the Fund should be considered a vehicle for diversification and not as a balanced investment program. The suitability for any particular investor of a purchase of shares in the Fund will depend upon, among other things, such investor's investment objectives and such investor's ability to accept the risks associated with investing in foreign securities, including the risk of loss of principal.

         (c)     Fund Policies.

         The Fund has adopted a number of fundamental and non-fundamental restrictions and policies relating to the investment of its assets and its activities.

         The fundamental policies set forth below may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities (which for this purpose and under the Investment Company Act means the lesser of (i) 67% of the Fund's shares present at a meeting at which more than 50% of the outstanding shares of the Fund are represented or (ii) more than 50% of the Fund's outstanding shares). Under the fundamental investment restrictions, the Fund may not:

         (1) Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any particular industry; except that, under normal circumstances, the Fund will invest more than 25% of its total assets in issuers in the banking industry. This restriction will not apply to securities issued or guaranteed by the U.S. Government or by its agencies or instrumentalities, but will apply to obligations of a foreign government unless the Commission permits their exclusion.

         (2) Make investments for the purpose of exercising control or management.

         (3) Purchase or sell real estate, except that, to the extent permitted by applicable law, the Fund may invest in securities directly or indirectly secured by real estate or interests therein or issued by companies that invest in real estate or interests therein.

         (4) Make loans to other persons, except that the acquisition of bonds, debentures or other corporate debt securities and investment in government obligations, commercial paper, pass-through instruments, certificates of deposit, bankers' acceptances, repurchase agreements or any similar instruments shall not be deemed to be the making of a loan, and except further that the Fund may lend its portfolio securities, provided that the lending of portfolio securities may be made only in accordance with applicable law and the guidelines set forth in the Prospectus and this Statement of Additional Information, as they may be amended from time to time.

         (5) Issue senior securities to the extent such issuance would violate applicable law.

         (6) Borrow money, except that (i) the Fund may borrow from banks (as defined in the Investment Company Act) in amounts up to 33 1/3% of its total assets (including the amount borrowed), (ii) the Fund may borrow up to an additional 5% of its total assets for temporary purposes, (iii) the Fund may obtain such short term credit as may be necessary for the clearance of purchases and sales of portfolio securities and (iv) the Fund may purchase securities on margin to the extent permitted by applicable law. The Fund may not pledge its assets other than to secure such borrowings or, to the extent permitted by the Fund's investment policies as set forth in its Prospectus and Statement of Additional Information, as they may be amended from time to time, in connection with hedging transactions, short sales, when issued and forward commitment transactions and similar investment strategies.

         (7) Underwrite securities of other issuers except insofar as the Fund technically may be deemed an underwriter under the Securities Act in selling portfolio securities.

         (8) Purchase or sell commodities or contracts on commodities, except to the extent that the Fund may do so in accordance with applicable law and the Fund's Prospectus and Statement of Additional Information, as they may be amended from time to time, and without the Fund registering as a commodity pool operator under the Commodity Exchange Act.

         In addition, the Fund has adopted non-fundamental investment restrictions that may be changed by the Board of Directors without shareholder approval. Under the Fund's non-fundamental investment restrictions, the Fund may not:

         (a) Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law. As a matter of policy, however, the Fund will not purchase shares of any registered open-end investment company or registered unit investment trust, in reliance on Section 12(d)(1)(F) or (G) (the "fund of funds" provisions) of the Investment Company Act at any time the Fund's shares are owned by another investment company that is part of the same group of investment companies as the Fund.

         (b) Make short sales of securities or maintain a short position, except to the extent permitted by applicable law. The Fund currently does not intend to engage in short sales, except short sales "against the box."

         (c) Invest in securities that cannot be readily resold because of legal or contractual restrictions or that cannot otherwise be marketed, redeemed or put to the issuer or a third party, if at the time of acquisition more than 15% of its total assets would be invested in such securities. This restriction shall not apply to securities that mature within seven days or securities that the Board of Directors of the Fund has otherwise determined to be liquid pursuant to applicable law. Securities purchased in accordance with Rule 144A under the Securities Act and determined to be liquid by the Fund's Board of Directors are not subject to the limitations set forth in this investment restriction.

         (d) Notwithstanding fundamental investment restriction (6) above, borrow amounts in excess of 10% of its total assets taken at market value (including the amount borrowed), and then only from banks as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions. Usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Fund will not borrow to increase income but only to meet redemption requests or to settle securities transactions which might otherwise require untimely disposition of portfolio securities. The Fund will not purchase securities while borrowings exceed 5% of total assets except to honor prior commitments. (For the purpose of this restriction, collateral arrangements with respect to the writing of options, and, if applicable, futures contracts, options on futures contracts, and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures or related options are deemed to be the issuance of a senior security.) Portfolio securities of the Fund generally may not be purchased from, sold or loaned to the Investment Adviser or its affiliates or any of their directors, officers or employees, acting as principal, unless pursuant to a rule or exemptive order under the Investment Company Act.

         The staff of the Commission has taken the position that purchased OTC options and the assets used as cover for written OTC options are illiquid securities. The Fund has, therefore, adopted an investment policy pursuant to which it will not purchase or sell OTC options (including OTC options on futures contracts) if, as a result of any such transaction, the sum of the market value of OTC options currently outstanding which are held by the Fund, the market value of the underlying securities covered by OTC call options currently outstanding that were sold by the Fund and margin deposits on the Fund's existing OTC options on future contracts exceeds 15% of the net assets of the Fund taken at market value, together with all other Fund assets which are deemed to be illiquid or are otherwise not readily marketable. However, if an OTC option is sold by the Fund to a dealer in U.S. Government securities recognized as a "primary dealer" by the Federal Reserve Bank of New York and the Fund has the unconditional contractual right to repurchase such OTC option from the dealer at a predetermined price, then the Fund will treat as illiquid such amount of the underlying securities as is equal to the repurchase price less the amount by which the option is "in-the-money" (i.e., current market value of the underlying securities minus the option's strike price). The repurchase price with the primary dealers is typically a formula price that is generally based on a multiple of the premium received for the option plus the amount by which the option is "in-the-money." This policy as to OTC options is not a fundamental policy of the Fund and may be amended by the Directors without the approval of the shareholders. However, the Directors will not change or modify this policy prior to the change or modification by the Commission staff of its position.

         In addition, as a non-fundamental policy which may be changed by the Board of Directors and to the extent required by the Commission or its staff, the Fund will, for purposes of investment restriction (1), treat securities issued or guaranteed by the government of any one foreign country as the obligations of a single issuer.

         As another non-fundamental policy, the Fund will not invest in securities which are (a) subject to material legal restrictions on repatriation of assets or (b) cannot be readily resold because of legal or contractual restrictions or which are not otherwise readily marketable, including repurchase agreements and purchase and sale contracts maturing in more than seven days, if, regarding all such securities, more than 15% of its net assets, taken at market value, would be invested in such securities.

         Because of the affiliation of Merrill Lynch with the Investment Adviser, the Fund is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

         Non-Diversified Status. The Fund is classified as non-diversified within the meaning of the Investment Company Act, which means that the Fund is not limited by such Act in the proportion of its assets that it may invest in securities of a single issuer. The Fund's investments will be limited, however, in order to qualify as a "regulated investment company" under the Internal Revenue Code of 1986, as amended (the "Code"). To qualify, the Fund will comply with certain requirements, including limiting its investments so that at the close of each quarter of the taxable year, (i) not more than 25% of the market value of the Fund's total assets will be invested in the securities of a single issuer and (ii) with respect to 50% of the market value of its total assets, not more than 5% of the market value of its total assets will be invested in the securities of a single issuer, and the Fund will not own more than 10% of the outstanding voting securities of a single issuer. Foreign government securities (unlike U.S. Government securities) are not exempt from the diversification requirements of the Code and the securities of each foreign government issuer are considered to be obligations of a single issuer. These tax-related limitations may be changed by the Directors of the Fund to the extent necessary to comply with changes to the Federal tax requirements. A fund that elects to be classified as "diversified" under the Investment Company Act must satisfy the foregoing 5% and 10% requirements with respect to 75% of its total assets. To the extent that the Fund assumes large positions in the securities of a small number of issuers, the Fund's net asset value may fluctuate to a greater extent than that of a diversified company as a result of changes in the financial condition or in the market's assessment of the issuers, and the Fund may be more susceptible to any single economic, political or regulatory occurrence than a diversified company.

         (d)  Temporary Defensive Position

         For temporary defensive purposes, the Fund may reduce its investments in the banking industry to less than 25% of its total assets.


         (e)  Portfolio Turnover

         The Investment Adviser will effect portfolio transactions without regard to the time the securities have been held if, in its judgment, such transactions are advisable in light of a change in circumstances of a particular company or within a particular industry or in general market, economic or financial conditions. As a result of its investment policies, the Fund may engage in a substantial number of portfolio transactions and the Fund's turnover rate may vary greatly from year to year or during periods within a year. The portfolio turnover rate is calculated by dividing the lesser of the Fund's annual sales or purchases of portfolio securities (exclusive of purchases or sales of U.S. Government securities and all other securities whose maturities at the time of acquisition were one year or less) by the monthly average value of the securities in the portfolio during the year. A high portfolio turnover may result in negative tax consequences, such as an increase in ordinary income dividends. High portfolio turnover may also involve correspondingly greater transaction costs in the form of dealer spreads and brokerage commissions, which are borne directly by the Fund.

Item 13. Management of the Fund.

         (a)  Management Information.

         The Board of Directors of the Fund consists of eight individuals, seven of whom are not "interested persons" of the Fund as defined in the Investment Company Act (the "independent Directors"). The Directors of the Fund are responsible for the overall supervision of the operations of the Fund and perform the various duties imposed on the directors of investment companies by the Investment Company Act.

         Biographical Information. Certain biographical and other information relating to the independent Directors is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in the complex of funds advised by the Investment Adviser and its affiliate, Fund Asset Management, L.P., ("MLIM/FAM-advised funds") and other public directorships.

         Each independent Director is a member of the Fund's Audit and Oversight Committee (the "Committee"). The principal responsibilities of the Committee are to: (i) recommend to the Board the selection, retention or termination of the Fund's independent auditors; (ii) review with the independent auditors the scope, performance and anticipated cost of their audit; (iii) discuss with the independent auditors certain matters relating to the Fund's financial statements, including any adjustment to such financial statements recommended by such independent auditors, or any other results of any audit; (iv) ensure that the independent auditors submit on a periodic basis a formal written statement with respect to their independence, discuss with the independent auditors any relationships or services disclosed in the statement that may impact the objectivity and independence of the Fund's independent auditors and recommend that the Board take appropriate action in response thereto to satisfy itself of the independent auditor's independence; and (v) consider the comments of the independent auditors and management's responses thereto with respect to the quality and adequacy of the Fund's accounting and financial reporting policies and practices and internal controls. The Board of the Fund has adopted a written charter for the Committee. The Committee also reviews and nominates candidates to serve as independent Directors. The Committee generally will not consider nominees recommended by shareholders. The Committee has retained independent legal counsel to assist them in connection with these duties.


                                                                                                  Number of
                                                                                               MLIM/FAM-Advised
                                  Position(s)     Term of Office+                                 Funds and
                                 Held with the     and Length of     Principal Occupation(s)     Portfolios         Public
Name, Address and Age               Fund            Time Served      During Past Five Years       Overseen      Directorships
-------------------------------- ---------------  ----------------  -------------------------  ---------------  -------------
Ronald W. Forbes (61)               Director      Director since    Professor Emeritus of      46 registered    None
400 Washington Avenue                             2000              Finance, School of         investment
Albany, New York 12222                                              Business, State            companies
                                                                    University of New York     consisting of
                                                                    at Albany since 2000 and   55 portfolios
                                                                    Professor thereof from
                                                                    1989 to 2000;
                                                                    International
                                                                    Consultant, Urban
                                                                    Institute, Washington,
                                                                    D.C. from 1995 to 1999.

Cynthia A. Montgomery (49)          Director      Director since    Professor, Harvard         46 registered    UnumProvident
P.O. Box 9011                                      2000             Business School since      investment       Corporation
Princeton, New Jersey                                               1989; Associate            companies        (insurance
08543-9011                                                          Professor, J.L. Kellogg    consisting of    products)
                                                                    Graduate School of         55 portfolios    Newell
                                                                    Management, Northwestern                    Rubbermaid
                                                                    University from 1985 to                     Inc.
                                                                    1989; Associate
                                                                    Professor, Graduate
                                                                    School of Business
                                                                    Administration, the
                                                                    University of Michigan
                                                                    from 1979 to 1985.

Charles C. Reilly (70)              Director      Director since    Self-employed financial    46 registered    None
P.O. Box 9011                                     1990              consultant since 1990;     investment
Princeton, New Jersey                                               President and Chief        companies
08543-9011                                                          Investment Officer of      consisting of
                                                                    Verus Capital, Inc. from   55 portfolios
                                                                    1979 to 1990; Senior
                                                                    Vice President of
                                                                    Arnhold and S.
                                                                    Bleichroeder, Inc. from
                                                                    1973 to 1990; Adjunct
                                                                    Professor, Columbia
                                                                    University Graduate
                                                                    School of Business from
                                                                    1990 to 1991; Adjunct
                                                                    Professor, Wharton
                                                                    School, University of
                                                                    Pennsylvania from 1989
                                                                    to 1990; Partner, Small
                                                                    Cities Cable Television
                                                                    from 1986 to 1997.


                                      38

                                                                                                  Number of
                                                                                               MLIM/FAM-Advised
                                  Position(s)     Term of Office+                                 Funds and
                                 Held with the     and Length of     Principal Occupation(s)     Portfolios         Public
Name, Address and Age               Fund            Time Served      During Past Five Years       Overseen      Directorships
-------------------------------- ---------------  ----------------  -------------------------  ---------------  -------------

Kevin A. Ryan (69)                  Director      Director since    Founder and currently      46 registered    None
127 Commonwealth Avenue                           2000              Director Emeritus of the   investment
Chestnut Hill, Massachusetts                                        Boston University Center   companies
02467                                                               for the Advancement of     consisting of
                                                                    Ethics and Character and   55 portfolios
                                                                    Director thereof from
                                                                    1989 to 1999; Professor
                                                                    from 1982 to 1999 and
                                                                    currently Professor
                                                                    Emeritus of Education of
                                                                    Boston University;
                                                                    formerly taught on the
                                                                    faculties of The
                                                                    University of Chicago,
                                                                    Stanford University and
                                                                    Ohio State University.

Roscoe S. Suddarth (66)             Director      Director since    President, Middle East     46 registered     None
7403 MacKenzie Court                              2000              Institute, from 1995 to    investment
Bethesda, Maryland 20817                                            2001; Foreign Service      companies
                                                                    Officer, United States     consisting of
                                                                    Foreign Service, from      55 portfolios
                                                                    1961 to 1995; Career
                                                                    Minister, from 1989 to
                                                                    1995; Deputy Inspector
                                                                    General, U.S. Department
                                                                    of State, from 1991 to
                                                                    1994; U.S. Ambassador to
                                                                    the Hashemite Kingdom of
                                                                    Jordan, from 1987 to
                                                                    1990.

Richard R. West (63)                Director      Director since    Professor of Finance       50 registered    Bowne & Co.,
Box 604                                           1990              since 1984, Dean from      investment       Inc.
Genoa, Nevada 89411                                                 1984 to 1993 and           companies        (financial
                                                                    currently Dean Emeritus    consisting of    printers);
                                                                    of New York University     66 portfolios    Vornado
                                                                    Leonard N. Stern School                     Realty Trust,
                                                                    of Business                                 Inc. (real
                                                                    Administration.                             estate
                                                                                                                holding
                                                                                                                company);
                                                                                                                Alexander's,
                                                                                                                Inc. (real
                                                                                                                estate
                                                                                                                company)

Edward D. Zinbarg (67)              Director      Director since    Self-employed financial    46 registered    None
5 Hardwell Road                                   1994              consultant since 1994;     investment
Short Hills, New Jersey 07078                                       Executive Vice President   companies
                                                                    of the Prudential          consisting of
                                                                    Insurance Company of       55 portfolios
                                                                    America from 1988 to
                                                                    1994; Former Director of
                                                                    Prudential Reinsurance
                                                                    Company and former
                                                                    Trustee of the
                                                                    Prudential Foundation.

________________________

                                              39



+ Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

         Certain biographical and other information relating to the Director who is an officer and an "interested person" of the Fund as defined in the Investment Company Act (the "interested Director") and to the other officers of the Fund is set forth below, including their ages, their principal occupations for at least the last five years, the length of time served, the total number of portfolios overseen in MLIM/FAM-advised funds and public directorships held.


                                                                                            Number of
                                                   Term of                                MLIM/FAM-Advised
                                Position(s)      Office+ and                                Funds and
                               Held with the   Length of Time   Principal Occupation(s)     Portfolios       Public
Name, Address and Age              Fund            Served        During Past Five Years      Overseen     Directorships
----------------------       ---------------  ---------------  ------------------------  ---------------- -------------

Terry K. Glenn+ (61)         President and    President++ and  Chairman (Americas        127 registered   None
P.O. Box 9011                Director         Director+++      Region) of the            investment
Princeton, New Jersey                         since 1999       Investment Adviser since  companies
08543-9011                                                     2000; Executive Vice      consisting of
                                                               President of              184 portfolios
                                                               the Investment
                                                               Adviser and FAM
                                                               (which terms as
                                                               used herein
                                                               include their
                                                               corporate
                                                               predecessors)
                                                               since 1983;
                                                               President of
                                                               Merrill Lynch
                                                               Mutual Funds
                                                               since 1999;
                                                               President of
                                                               FAM
                                                               Distributors,
                                                               Inc. ("FAMD" or
                                                               the
                                                               "Distributor")
                                                               since 1986 and
                                                               Director
                                                               thereof since
                                                               1991; Executive
                                                               Vice President
                                                               and Director of
                                                               Princeton
                                                               Services, Inc.
                                                               ("Princeton
                                                               Services")
                                                               since 1993;
                                                               President of
                                                               Princeton
                                                               Administrators,
                                                               L.P. since
                                                               1988; Director
                                                               of Financial
                                                               Data Services,
                                                               Inc. since
                                                               1985.

Donald C. Burke (41)         Vice President   Vice President   First Vice President of   128 registered  None
P.O. Box 9011                and Treasurer    and Treasurer    the Investment Adviser    investment
Princeton, New Jersey                         since 1999++     and FAM since 1997 and    companies
08543-9011                                                     Treasurer thereof since   consisting of
                                                               1999; Senior              185 portfolios
                                                               Vice President and
                                                               Treasurer of
                                                               Princeton
                                                               Services since
                                                               1999; Vice
                                                               President of
                                                               FAMD since
                                                               1999; Vice
                                                               President of
                                                               the Investment
                                                               Adviser and FAM
                                                               from 1990 to
                                                               1997; Director
                                                               of Taxation of
                                                               the Investment
                                                               Adviser since
                                                               1990.



                                              40


                                                                                            Number of
                                                   Term of                                MLIM/FAM-Advised
                                Position(s)      Office+ and                                Funds and
                               Held with the   Length of Time   Principal Occupation(s)     Portfolios       Public
Name, Address and Age              Fund            Served        During Past Five Years      Overseen     Directorships
----------------------       ---------------  ---------------  ------------------------  ---------------- -------------

Ian Frost  (38)              Senior Vice      Senior Vice      Director (Global Fixed    1 registered     None
P.O. Box 9011                President and    President        Income) of the            investment
Princeton, New Jersey        Portfolio        and              Investment Adviser since  company
08543-9011                   Manager          Portfolio        1998 and Portfolio        consisting of
                                              Manager          Manager thereof since     1 portfolio
                                              since 2001++     1999; Fixed Income
                                                               Portfolio Manager of
                                                               Picket Asset Management
                                                               from 1997 to 1999;
                                                               independent futures
                                                               trader from 1995 to 1997.

Phillip S. Gillespie (37)    Secretary        Secretary since  First Vice President      30 registered    None
P.O. Box 9011                                 2001++           since 2001; Director of   investment
Princeton, New Jersey                                          the Investment Adviser    companies
08543-9011                                                     from 2000 to 2001; Vice   consisting of
                                                               President of              62 portfolios
                                                               the Investment
                                                               Adviser from
                                                               1999 to 2000;
                                                               Attorney
                                                               associated with
                                                               the Investment
                                                               Adviser since
                                                               1998; Assistant
                                                               General Counsel
                                                               of Chancellor
                                                               LGT Asset
                                                               Management Inc.
                                                               from 1997 to
                                                               1998; Senior
                                                               Counsel and
                                                               Attorney in the
                                                               Division of
                                                               Investment
                                                               Management and
                                                               the Office of
                                                               General Counsel
                                                               at the U.S.
                                                               Securities and
                                                               Exchange
                                                               Commission from
                                                               1993 to 1997.


_______________________

+    Mr. Glenn is an "interested person," as defined in the Investment Company
Act, of the Fund based on his positions as Chairman (Americas Region) and Executive Vice President of MLIM and FAM, President of FAMD, Executive Vice President of Princeton Services, and President of Princeton Administrators, L.P.
++   Elected by and serves at the pleasure of the Board of Directors of the
Fund.
+++ Each Director serves until his or her successor is elected and qualified, until December 31 of the year in which he or she turns 72, or until his or her death, resignation, or removal as provided in the Fund's by-laws, charter or by statute.

         (b)     Board of Directors.

         See (a) above in this Item 13.

         Share Ownership. Information relating to each Director's share ownership in the Fund and in all registered funds in the Merrill Lynch family of funds that are overseen by the respective Director ("Supervised Merrill Lynch Funds") as of December 31, 2001 is set forth in the chart below.


                                                                            Aggregate Dollar Range of
                                              Aggregate Dollar Range of     Securities in Supervised
           Name                               Equity in the Fund            Merrill Lynch Funds
           Interested Director:
           Terry K. Glenn                         None                               over  $  100,000

           Independent Directors:
           Ronald W. Forbes                       None                               over  $  100,000
           Cynthia A. Montgomery                  None                      $        10,001-50,000
           Charles C. Reilly                      None                               over  $  100,000
           Kevin A. Ryan                          None                               over  $  100,000
           Roscoe S. Suddarth                     None                      $        10,001-50,000
           Richard R. West                        None                               over  $  100,000
           Edward D. Zinbarg                      None                               over  $  100,000

         As of March 15, 2002, the Directors and officers of the Fund as a group owned an aggregate of less than 1% of the outstanding shares of the Fund. As of December 31, 2001, none of the independent Directors of the Fund nor any of their immediate family members owned beneficially or of record any securities in Merrill Lynch & Co., Inc. ("ML & Co.").

         (c)     Management Information.

                 See (a) above in this Item 13.

         (d)     Compensation.

         The Fund pays each independent Director a combined fee of $1,300 per year for service on the Board and on the Committee plus $150 per in person Board and Committee meeting attended. Each of the Co-Chairmen of the Committee receives an additional fee of $ 1,000 per year. The Fund reimburses each independent Director for his or her out-of-pocket expenses relating to attendance at Board and Committee meetings. The Committee met four times during the fiscal year ended December 31, 2001.

         The following table shows the compensation earned by the independent Directors for the fiscal year ended December 31, 2001 and the aggregate compensation paid to them by all registered MLIM/FAM-advised funds for the calendar year ended December 31, 2001.


                                                                   Pension or                        Aggregate
                                                                   Retirement                      Compensation
                                                                    Benefits        Estimated      From Fund and
                                                                   Accrued as         Annual           other
                                      Position    Compensation    Part of Fund    Benefits Upon   MLIM/FAM-Advised
Name of Director                     with Fund      From Fund        Expense        Retirement         Funds
----------------                    -----------   ------------    -------------  ---------------  ----------------
Ronald W. Forbes*                   Director      $3,000         None             None            $293,400
Cynthia A. Montgomery               Director      $2,200         None             None            $234,567
Charles C. Reilly*                  Director      $3,000         None             None            $293,400
Kevin A. Ryan                       Director      $2,500         None             None            $261,067
Roscoe S. Suddarth                  Director      $2,500         None             None            $250,633
Richard R. West                     Director      $2,500         None             None            $261,067
Edward D. Zinbarg                   Director      $2,500         None             None            $250,633

*Co-Chairman of the Committee.

         Directors of the Fund, may purchase Class A shares of the Fund at net asset value.


         (d)     Sales Load.

         See Item 8 in Part A.

         (e)     Code of Ethics.

         The Board of Directors of the Fund has approved a Code of Ethics under Rule 17j-1 of the Investment Company Act that covers the Fund, the Investment Adviser and the Distributor. The Code of Ethics establishes procedures for personal investing and restricts certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund.

Item 14.  Control Persons and Principal Holders of Securities.

         (a)     Control Persons.

         Not Applicable.

         (b)     Principal Holders.

         To the knowledge of the Fund, the following entities owned beneficially or of record 5% or more of a class of the Fund's shares as of March 15, 2002.

         (c)     Management Ownership.

         See (b) above in this Item 13.

Item 15.  Investment Advisory and Other Services.

         (a)     Investment Adviser.

         Organization of the Investment Adviser. The Investment Adviser is a limited partnership, the partners of which are ML & Co., a financial services holding company and the parent of Merrill Lynch, and Princeton Services. ML & Co. and Princeton Services are "controlling persons" of the Investment Adviser as defined under the Investment Company Act because of their ownership of its voting securities or their power to exercise a controlling influence over its management or policies.

         The following entities may be considered "controlling persons" of the sub-adviser, Merrill Lynch Asset Management U.K. Limited ("MLAM U.K."):
Merrill Lynch Europe PLC (MLAM U.K.'s parent), a subsidiary of Merrill Lynch International Holdings, Inc., a subsidiary of Merrill Lynch International, Inc., a subsidiary of ML &Co.

         Investment Advisory Services. The Investment Adviser provides the Fund with investment advisory and management services. Subject to the supervision of the Board of Directors, the Investment Adviser is responsible for the actual management of the Fund's portfolio and constantly reviews the Fund's holdings in light of its own research analysis and that from other relevant sources. The responsibility for making decisions to buy, sell or hold a particular security rests with the Investment Adviser. The Investment Adviser performs certain of the other administrative services and provides all the office space, facilities, equipment and necessary personnel for management of the Fund.

         Investment Advisory Fee. The Fund has entered into an investment advisory agreement with the Investment Adviser (the "Investment Advisory Agreement"), pursuant to which the Investment Adviser receives for its services to the Fund monthly compensation at the annual rate of 0.55% of the average daily net assets of the Fund for the first $2 billion; 0.525% of the average daily net assets from $2 billion to $4 billion; 0.50% of the average daily net assets from $4 billion to $6 billion; 0.475% of the average daily net assets from $6 billion to $10 billion; 0.45% of the average daily net assets from $10 billion to $15 billion; 0.425% of the average daily net assets above $15 billion. For each of the fiscal years ended December 31, 1999, 2000, and 2001 the fee due to the Investment Adviser based on the Fund's net asset level was at the 0.55% rate, however, the Investment Adviser voluntarily agreed to waive a portion of the investment advisory fee due and received a fee equal to 0.53%, 0.50% and 0.50% of the Fund's average daily net assets for the fiscal years ended December 31, 1999, 2000 and 2001 respectively. The table below sets forth information about the total investment advisory fees payable by the Fund to the Investment Adviser for the periods indicated and the amount of any fee waiver.



Fiscal Year Ended December 31,   Investment Advisory Fee    Amount of Investment Advisory Fee Waived
------------------------------   -----------------------    ----------------------------------------
            2001                         $384,016                   $34,911
            2000                         $443,130                   $39,977
            1999                         $583,841                   $20,942


     Sub-Advisory Fee. The Investment Adviser has entered into a sub-advisory agreement (the "Sub-Advisory Agreement") with Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") pursuant to which MLAM U.K. provides investment advisory services to the Investment Adviser with respect to the Fund. For the services rendered, the facilities furnished and expenses assumed by MLAM U.K., the Investment Adviser pays MLAM U.K. a fee in an amount that is determined from time to time by the Investment Adviser and MLAM U.K. In no event does the fee paid to MLAM U.K. exceed the amount that the Investment Adviser actually receives from the Fund pursuant to the Investment Advisory Agreement. The table below sets forth information about the sub-advisory fees paid by the Investment Adviser to MLAM U.K. for the periods indicated.

         Fiscal Year Ended December 31,            Sub-Advisory Fee
         ---------------------------------------  ------------------
                     2001                                $32,293
                     2000                               $249,337
                     1999                                $51,587

         (b)     Principal Underwriter.

         The Fund's shares are distributed by FAMD, an affiliate of Merrill Lynch. The principal business address of the Distributor is P.O. Box 9081, Princeton, New Jersey 08543-9081. As of September 6, 2001, shares of the Fund are no longer offered to the public, except through dividend reinvestment.

         (c)     Investment Advisory Services and Payment of Fund Expenses.

         Duration and Termination. Unless earlier terminated as described herein, the Investment Advisory Agreement and the Sub-Advisory Agreement will remain in effect from year to year if approved annually (a) by the Board of Directors of the Fund or by a majority of the outstanding voting securities of the Fund and (b) by a majority of the Directors who are not parties to such contract or interested persons (as defined in the Investment Company Act) of any such party. Such agreements are not assignable and may be terminated without penalty on 60 days' written notice at the option of either party thereto or by vote of the holders of the voting securities of the Fund.

         At a meeting of the Board of Directors held on April 5, 2001 the Board approved the continuation of the Fund's Investment Advisory Agreement for an additional year. In connection with its deliberations, the Board reviewed information derived from a number of sources and covering a range of issues. The Board considered the services provided to the Fund by the Investment Adviser under the Investment Advisory Agreement, as well as other services provided by the Investment Adviser and its affiliates under other agreements, and the personnel who provide these services. In addition to investment advisory services, the Investment Adviser and its affiliates provide administrative services, shareholder services, oversight of fund accounting, marketing services, assistance in meeting legal and regulatory requirements, and other services necessary for the operation of the Fund. The Board also considered the Investment Adviser's costs of providing services, and the direct and indirect benefits to the Investment Adviser from its relationship with the Fund. The benefits considered by the Board included not only the Investment Adviser's compensation for investment advisory services and the Investment Adviser's profitability under the Investment Advisory Agreement, but also compensation paid to the Investment Adviser or its affiliates for other, non-advisory, services provided to the Fund. The Directors also considered the Investment Adviser's access to research services from brokers to which the Investment Adviser may have allocated Fund brokerage in a "soft dollar" arrangement. In connection with its consideration of the Investment Advisory

Agreement, the Board also compared the Fund's advisory fee rate, expense ratios and historical performance to those of comparable funds. The Board considered whether there should be changes in the advisory fee rate or structure in order to enable the Fund to participate in any economies of scale that the Investment Adviser may experience as a result of growth in the Fund's assets. The Board also reviewed materials supplied by Fund counsel that were prepared for use by the Board in fulfilling its duties under the Investment Company Act.

         Based on the information reviewed and the discussions, the Board concluded that it was satisfied with the nature and quality of the services provided by the Investment Adviser to the Fund and that the investment advisory fee rate was reasonable in relation to such services. The independent Directors were represented by independent counsel who assisted them in their deliberations.

         (d)     Service Agreements.

         Transfer Agency Services. Financial Data Services, Inc. (the
"Transfer Agent"), a subsidiary of ML & Co., acts as the Fund's Transfer Agent pursuant to a Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency Agreement (the "Transfer Agency Agreement"). Pursuant to the Transfer Agency Agreement, the Transfer Agent is responsible for the issuance, transfer and redemption of shares and the opening and maintenance of shareholder accounts. The Fund currently pays between $16.00 and $20.00 for each Class A or Class D shareholder account and between $19.00 and $23.00 for each Class B or Class C shareholder account, depending on the level of service required. The Fund also reimburses the Transfer Agent's reasonable out-of-pocket expenses and pays a fee of 0.10% of account assets for certain accounts that participate in the Merrill Lynch Mutual Fund Advisor (Merrill Lynch MFA(SM)) Program (the "MFA Program"). For purposes of the Transfer Agency Agreement, the term "account" includes a shareholder account maintained directly by the Transfer Agent and any other account representing the beneficial interest of a person in the relevant share class on a recordkeeping system, provided the recordkeeping system is maintained by a subsidiary of ML
& Co.

         The table below sets forth information about the total amounts paid by the Fund to the Transfer Agent for the periods indicated.

       Fiscal year ended December 31,              Transfer Agent Fee*
       ------------------------------              -------------------

                     2001                            $203,998

                     2000                            $211,503

                     1999                            $261,842

_______________
* During the periods shown, the Fund paid fees to the Transfer Agent at lower rates than the ones currently in effect. If the current rates had been in effect for the periods shown, the fees paid may have been higher.

         Accounting Services. The Fund entered into an agreement with State Street Bank and Trust Company ("State Street"), 500 College Road East, Princeton, New Jersey 08540, effective January 1, 2001, pursuant to which State Street provides certain accounting services to the Fund. The Fund pays a fee for these services. Prior to January 1, 2001, the Investment Adviser provided accounting services to the Fund and was reimbursed by the Fund at its cost in connection with such services. The Investment Adviser continues to provide certain accounting services to the Fund and the Fund reimburses the Investment Adviser for the cost of these services.

         The table below shows the amounts paid by the Fund to State Street and to the Investment Adviser for the periods indicated.

                                                                                 Paid to the
          Fiscal year ended December 31,          Paid to State Street       Investment Adviser
      ------------------------------------------- -------------------------- -------------------
                       2001                                $77,991+                $22,952
                       2000                                  N/A                  $109,510
                       1999                                  N/A                  $103,742

___________

+ Represents payments pursuant to the agreement with State Street commencing January 1, 2001.

         Distribution Services. The Fund has entered into a distribution agreement with the Distributor in connection with the continuous offering of shares of the Fund (the "Distribution Agreement"). The Distribution Agreement obligates the Distributor to pay certain expenses in connection with the offering of the shares of the Fund. After the prospectuses, statements of additional information and periodic reports have been prepared, set in type and mailed to shareholders, the Distributor will pay for the printing and distribution of copies thereof used in connection with the offering to investors. The Distributor will also pay for other supplementary sales literature and advertising costs, if any. The Distribution Agreement is subject to the same renewal requirements and termination provisions as the Investment Advisory Agreement described above. As of September 6, 2001, shares of the Fund are no longer offered for sale to the public, except through dividend reinvestment.

         Independent Auditors. Deloitte & Touche LLP, Two World Financial Center, New York, New York 10281, has been selected as the independent auditors of the Fund. The independent auditors are responsible for auditing the annual financial statements of the Fund.

         Custodian. The JPMorgan Chase Bank (the "Custodian"), Global Securities Services, 4 Chase MetroTech Center, 18th Floor, Brooklyn, New York 11245, acts as custodian of the Fund's assets. Under its contract with the Fund, the Custodian is authorized to establish separate accounts in foreign currencies and to cause foreign securities owned by the Fund to be held in its offices outside the United States and with certain foreign banks and securities depositories. The Custodian is responsible for safeguarding and controlling the Fund's cash and securities, handling the receipt and delivery of securities and collecting interest and dividends on the Fund's investments.

         Legal Counsel. Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, is counsel for the Fund.

         (e)     Other Investment Advice.

         Not Applicable.

         (f)     Dealer Reallowances.

         Not Applicable.

         (g)     Rule 12b-1 Plans.

         The Distribution Plan for each of the Class B, Class C and Class D shares provides that the Fund pays the Distributor an account maintenance fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.25% of the average daily net assets of the Fund attributable to shares of the relevant class in order to compensate the Distributor, Merrill Lynch, selected securities dealers or intermediaries in connection with account maintenance activities with respect to Class B, Class C and Class D shares. Each of those classes has exclusive voting rights with respect to the Distribution Plan adopted with respect to such class pursuant to which account maintenance and/or distribution fees are paid (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan).

         The Distribution Plan for each of the Class B and Class C shares provides that the Fund also pays the Distributor a distribution fee relating to the shares of the relevant class, accrued daily and paid monthly, at the annual rate of 0.50% with respect to Class B shares and 0.55% with respect to Class C shares, of the average daily net assets of the Fund attributable to the shares of the relevant class in order to compensate the Distributor, Merrill Lynch, selected securities dealers or other financial intermediaries for providing shareholder and distribution services and bearing certain distribution-related expenses of the Fund, including payments to financial advisors, selected securities dealers and other financial intermediaries for selling Class B and Class C shares of the Fund. The Distribution Plans relating to Class B and Class C shares are designed to permit an investor to purchase Class B or Class C shares through selected securities dealers or other financial intermediaries without the assessment of an initial sales charge and at the same time permit the dealer to compensate its financial advisors, selected securities dealers and other financial intermediaries in connection with the sale of the Class B and Class C shares. In this regard, the purpose and function of the ongoing distribution fees and the CDSC are the same as those of the initial sales charge with respect to the Class A and Class D shares of the Fund in that the ongoing distribution fees and deferred sales charges provide for the financing of the distribution of the Fund's Class B and Class C shares.

         The Fund's Distribution Plans are subject to the provisions of Rule 12b-1 under the Investment Company Act. In their consideration of each Distribution Plan, the Directors must consider all factors they deem relevant, including information as to the benefits of the Distribution Plan to the Fund and the related class of shareholders. Each Distribution Plan further provides that, so long as the Distribution Plan remains in effect, the selection and nomination of independent Directors shall be committed to the discretion of the independent Directors then in office. In approving each Distribution Plan in accordance with Rule 12b-1, the independent Directors concluded that there is reasonable likelihood that each Distribution Plan will benefit the Fund and its related class of shareholders. Each Distribution Plan can be terminated at any time, without penalty, by the vote of a majority of the independent Directors or by the vote of the holders of a majority of the outstanding related class of voting securities of the Fund. A Distribution Plan cannot be amended to increase materially the amount to be spent by the Fund without the approval of the related class of shareholders and all material amendments are required to be approved by the vote of Directors, including a majority of the independent Directors who have no direct or indirect financial interest in the Distribution Plan, cast in person at a meeting called for that purpose. Rule 12b-1 further requires that the Fund preserve copies of the Distribution Plan and any report made pursuant to such plan for a period of not less than six years from the date of the Distribution Plan or such report, the first two years in an easily accessible place.

         Among other things, each Distribution Plan provides that the Distributor shall provide and the Directors shall review quarterly reports of the disbursement of the account maintenance and/or distribution fees paid to the Distributor. Payments under the Distribution Plans are based on a percentage of average daily net assets attributable to the shares regardless of the amount of expenses incurred and, accordingly, distribution-related revenues from the Distribution Plans may be more or less than distribution-related expenses of the related class. Information with respect to the distribution-related revenues and expenses is presented to the Directors for their consideration quarterly and, in connection with their deliberations as to the continuance of the Class B and Class C Distribution Plans, annually. Distribution-related revenues consist of the account maintenance fees, distribution fees and CDSCs. Distribution-related expenses consist of financial advisor compensation, branch office and regional operation center selling and transaction processing expenses, advertising, sales promotion and marketing expenses, corporate overhead and interest expense.

         As of December 31, 2001, direct cash distribution revenues for the period since the commencement of operations of Class B shares exceeded direct cash distribution expenses by $88,332,896 (926.78% of Class B net assets at that date). For that same time period, direct cash distribution revenues for the period since the commencement of operations of Class C shares exceeded direct cash distribution expenses by $4,936 (1.09% of Class C net assets at that date).

         For the fiscal year ended December 31, 2001, the Fund paid the Distributor $162,377 pursuant to the Class B Distribution Plan (based on average daily net assets subject to such Class B Distribution Plan of approximately $21.7 million), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class B shares. For the fiscal year ended December 31, 2001, the Fund paid the Distributor $2,576 pursuant to the Class C Distribution Plan (based on average daily net assets subject to such Class C Distribution Plan of approximately $322,000), all of which was paid to Merrill Lynch for providing account maintenance and distribution-related activities and services in connection with Class C shares. For the fiscal year ended December 31, 2001, the Fund paid the Distributor $118,785 pursuant to the Class D Distribution Plan (based on average daily net assets subject to such Class D Distribution Plan of approximately $47.5 million), all of which was paid to Merrill Lynch for providing account maintenance activities in connection with Class D shares.

         (h)     Other Service Providers.

         See (d) in this Item 15.

Item 16.  Brokerage Allocation and Other Practices.

         (a)     Brokerage Transactions.

         (b)     Commissions.

         (c)     Brokerage Selection.

         Subject to policies established by the Board of Directors, the Investment Adviser is primarily responsible for the execution of the Fund's portfolio transactions. The securities in which the Fund invests are traded primarily in the OTC market. Since portfolio transactions generally will not be effected on foreign securities exchanges, the Fund generally does not expect to incur potential settlement delays which may occur on certain of such exchanges. Where possible, the Fund will deal directly with the dealers who make a market in the securities involved except in those circumstances where better prices and execution are available elsewhere. Such dealers usually are acting as principal for their own account. On occasion, securities may be purchased directly from the issuer. Such portfolio securities generally are traded on a net basis and normally do not involve either brokerage commissions or transfer taxes. Securities firms may receive brokerage commissions on certain portfolio transactions, including options, futures and options on futures transactions and the purchase and sale of underlying securities upon exercise of options.

         The Fund has no obligation to deal with any broker or group of brokers in the execution of transactions in portfolio securities of the Fund. It is the policy of the Fund to obtain the best results in conducting portfolio transactions for the Fund, taking into account such factors as price (including the applicable dealer spread or brokerage commission), the size, type and difficulty of the transaction involved, the firm's general execution and operations facilities and the firm's risk in positioning the securities involved. While reasonable competitive commission rates are sought, the Fund will not necessarily be paying the lowest spread or commission available.

         Subject to applicable legal requirements, the Investment Adviser may select a broker based partly upon brokerage or research services provided to the Investment Adviser and its clients, including the Fund. In return for such services the Investment Adviser may pay a higher commission than other brokers would charge if the Investment Adviser determines in good faith that the commission is reasonable in relation to the services provided.

         Section 28(e) of the Exchange Act ("Section 28(e)") permits an investment adviser, under certain circumstances, to cause an account to pay a broker or dealer a commission for effecting a transaction in excess of the amount of commission another broker would have charged for effecting the transaction in recognition of the value of brokerage and research services provided by the broker or dealer. This includes commissions paid on riskless principal transactions under certain conditions. Brokerage and research services include (1) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (2) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (3) effecting securities transactions and performing functions incidental to securities transactions (such as clearance, settlement, and custody). The Investment Adviser believes that access to independent investment research is beneficial to its investment decision-making processes and, therefore, to the Fund.

         To the extent research services may be a factor in selecting brokers, such services may be in written form or through direct contact with individuals and may include information as to particular companies and securities as well as market, economic, or institutional areas and information that assists in the valuation of investments. Examples of research-oriented services for which the Investment Adviser might use Fund commissions include research reports and other information on the economy, industries, groups of securities, individual companies, statistical information, political developments, technical market action, pricing and appraisal services, credit analysis, risk measurement analysis, performance and other analysis. Except as noted immediately below, research services furnished by brokers may be used in servicing some or all client accounts and not all services may be used in connection with the account that paid commissions to the broker providing such services.

         In some cases, research information received from brokers by mutual fund management personnel or personnel principally responsible for the Investment Adviser's individually managed portfolios is not necessarily shared by and between such personnel. Any investment advisory or other fees paid by the Fund to the Investment Adviser are not reduced as a result of the Investment Adviser's receipt of research services. In some cases the Investment Adviser may receive a service from a broker that has both a "research" and a "non-research" use. When this occurs, the Investment Adviser makes a good faith allocation, under all the circumstances, between the research and non-research uses of the service. The percentage of the service that is used for research purposes may be paid for with client commissions, while the Investment Adviser will use its own funds to pay for the percentage of the service that is used for non-research purposes. In making this good faith allocation, the Investment Adviser faces a potential conflict of interest, but the Investment Adviser believes that its allocation procedures are reasonably designed to ensure that it appropriately allocates the anticipated use of such services to their research and non-research uses.

         From time to time, the Fund may purchase new issues of securities in a fixed price offering. In these situations, the broker may be a member of the selling group that will, in addition to selling securities, provide the Investment Adviser with research services. The NASD has adopted rules expressly permitting these types of arrangements under certain circumstances. Generally, the broker will provide research "credits" in these situations at a rate that is higher than that which is available for typical secondary market transactions. These arrangements may not fall within the safe harbor of
Section 28(e).

         In addition, consistent with the Conduct Rules of the NASD and policies established by the Board of Directors of the Fund and subject to best execution, the Investment Adviser may consider sales of shares of the Fund as a factor in the selection of brokers or dealers to execute portfolio transactions for the Fund; however, whether or not a particular broker or dealer sells shares of the Fund neither qualifies nor disqualifies such broker or dealer to execute transactions for the Fund.

         The Fund's ability and decisions to purchase or sell portfolio securities of foreign issuers may be affected by laws or regulations relating to the convertibility and repatriation of assets. Because the shares of the Fund are redeemable on a daily basis in U.S. dollars, the Fund intends to manage its portfolio so as to give reasonable assurance that it will be able to obtain U.S. dollars to the extent necessary to meet anticipated redemptions. Under present conditions, it is not believed that these considerations will have any significant effect on its portfolio strategy.

         For the fiscal years ended December 31, 2001, 2000, 1999, the Fund paid no brokerage commissions to any firm including Merrill Lynch.

         Under the Investment Company Act, persons affiliated with the Fund and persons who are affiliated with such affiliated persons are prohibited from dealing with the Fund as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the Commission. Since transactions in the OTC market usually involve transactions with the dealers acting as principal for their own accounts, the Fund will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions. However, an affiliated person of the Fund may serve as its broker in listed or OTC transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Fund may not purchase securities during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Board of Directors of the Fund that either comply with rules adopted by the Commission or with interpretations of the Commission staff.

         Because of the affiliation of Merrill Lynch with the Investment Adviser, the Fund is prohibited from engaging in certain transactions involving Merrill Lynch or its affiliates except for brokerage transactions permitted under the Investment Company Act involving only usual and customary commissions or transactions pursuant to an exemptive order under the Investment Company Act. Without such an exemptive order, the Fund would be prohibited from engaging in portfolio transactions with Merrill Lynch or any of its affiliates acting as principal.

         Section 11(a) of the Exchange Act generally prohibits members of the United States national securities exchanges from executing exchange transactions for their affiliates and institutional accounts that they manage unless the member (i) has obtained prior express authorization from the account to effect such transactions, (ii) at least annually furnishes the account with the aggregate compensation received by the member in effecting such transactions, and (iii) complies with any rules the Commission has prescribed with respect to the requirements of clauses (i) and (ii). To the extent Section 11(a) would apply to Merrill Lynch acting as a broker for the Fund in any of its portfolio transactions executed on any such securities exchange of which it is a member, appropriate consents have been obtained from the Fund and annual statements as to aggregate compensation will be provided to the Fund. Securities may be held by, or be appropriate investments for, the Fund as well as other funds or investment advisory clients of the Investment Adviser or its affiliates.

         The Board of Directors of the Fund has considered the possibility of seeking to recapture for the benefit of the Fund brokerage commissions and other expenses of possible portfolio transactions by conducting portfolio transactions through affiliated entities. For example, brokerage commissions received by affiliated brokers could be offset against the advisory fee paid by the Fund to the Investment Adviser. After considering all factors deemed relevant, the Board of Directors made a determination not to seek such recapture. The Board will reconsider this matter from time to time.

         Because of different objectives or other factors, a particular security may be bought for one or more clients of the Investment Adviser or an affiliate when one or more clients of the Investment Adviser or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Fund or other clients or funds for which the Investment Adviser or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of the Investment Adviser or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

         (d)     Directed Brokerage.

         Not Applicable.

         (e)     Regular Broker-Dealer.

         Not Applicable.

Item 17.  Capital Stock and Other Services.

         (a)     Capital Stock.

         The Fund was incorporated under Maryland law on April 18, 1990. It has an authorized capital of 2,600,000,000 shares of Common Stock, par value $0.10 per share, divided into four classes, designated Class A, Class B, Class C and Class D Common Stock. Class A consists of 1,000,000,000 shares, Class B consists of 1,000,000,000 shares, Class C consists of 300,000,000 shares and Class D consists of 300,000,000 shares. Shares of Class A, Class B, Class C and Class D Common Stock represent an interest in the same assets of the Fund and are identical in all respects except that the Class B, Class C and Class D shares bear certain expenses relating to the account maintenance fee relating to such shares, and Class B and Class C shares bear certain expenses relating to the distribution of such shares. Each class has exclusive voting rights with respect to matters relating to account maintenance and distribution expenditures (except that Class B shareholders may vote upon any material changes to expenses charged under the Class D Distribution Plan). The Directors of the Fund may classify and reclassify the shares of the Fund into additional classes of Common Stock at a future date.

         Shareholders are entitled to one vote for each full share held and to fractional votes for fractional shares held in the election of Directors (to the extent hereafter provided) and on other matters submitted to the vote of shareholders. Except as noted above, all shares of the Fund have equal voting rights. There normally will be no meeting of shareholders for the purpose of electing Directors unless and until such time as less than a majority of the Directors holding office have been elected by the shareholders, at which time the Directors then in office will call a shareholders' meeting for the election of Directors. Shareholders may, in accordance with the terms of the Articles of Incorporation, cause a meeting of shareholders to be held for the purpose of voting on the removal of Directors. Also, the Fund will be required to call a special meeting of shareholders in accordance with the requirements of the Investment Company Act to seek approval of new management and advisory arrangements, of a material increase in distribution and/or account maintenance fees or of a change in fundamental policies, objectives or restrictions of the Fund. Except as set forth above, the Directors shall continue to hold office and appoint successor Directors. Each issued and outstanding share is entitled to participate equally in dividends and distributions declared and in net assets upon liquidation or dissolution remaining after satisfaction of outstanding liabilities except that, as noted above, the Class B, Class C and Class D shares bear certain additional expenses.

         Shares issued are fully paid and nonassessable and have no preemptive rights. Redemption and conversion rights are discussed elsewhere herein and in the Prospectus. Shares do not have cumulative voting rights, and the holders of more than 50% of the shares of the Fund voting for the election of Directors can elect all of the Directors if they choose to do so, and in such event the holders of the remaining shares would not be able to elect any Directors. No amendments may be made to the Articles of Incorporation without the affirmative vote of a majority of the outstanding shares of the Fund.

         The Investment Adviser provided the initial capital for the Fund by purchasing 10,000 shares of common stock of the Fund for $100,000. Such shares were acquired for investment and can only be disposed of by redemption.

         (b)     Other Securities.

         Not Applicable.

Item 18.  Purchase, Redemption and Pricing of Shares.

         (a)     Purchase of Shares.

         As of September 6, 2001, shares of the Fund are no longer offered for sale to the public, except through dividend reinvestment.

         (b)     Fund Reorganizations.

         Not Applicable.

         (c)     Offering Price.

         Reference is made to "Pricing of Fund Shares" in Item 7 of Part A.

         The net asset value of the shares of all classes of the Fund is determined once daily Monday through Friday as of the close of business on the NYSE on each day the NYSE is open for trading based on prices at the time of closing. The NYSE generally closes at 4:00 p.m.,

Eastern time. Any assets or liabilities initially expressed in terms of non-U.S. dollar currencies are translated into U.S. dollars at the prevailing market rates as quoted by one or more banks or dealers on the day of valuation. The NYSE is not open for trading on New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

         Net asset value is computed by dividing the value of the securities held by the Fund plus any cash or other assets (including interest and dividends accrued but not yet received) minus all liabilities (including accrued expenses) by the total number of shares outstanding at such time, rounded to the nearest cent. Expenses, including the fees payable to the Investment Adviser and Distributor, are accrued daily.

         The per share net asset value of Class B, Class C and Class D shares generally will be lower than the per share net asset value of Class A shares, reflecting the daily expense accruals of the account maintenance, distribution and higher transfer agency fees applicable with respect to Class B and Class C shares, and the daily expense accruals of the account maintenance fees applicable with respect to Class D shares. Moreover, the per share net asset value of the Class B and Class C shares generally will be lower than the per share net asset value of Class D shares reflecting the daily expense accruals of the distribution fees and higher transfer agency fees applicable with respect to Class B and Class C shares of the Fund. The per share net asset value of Class C shares generally will be lower than the per share net asset value of Class B shares, reflecting the daily expense accruals of the higher distribution fees applicable with respect to Class C shares. It is expected, however, that the per share net asset value of the four classes of the Fund will tend to converge (although not necessarily meet) immediately after the payment of dividends, which will differ by approximately the amount of the expense accrual differentials between the classes.

         Portfolio securities of the Fund that are traded on stock exchanges are valued at the last sale price on the exchange on which such securities are traded as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price for long positions, and at the last available ask price for short positions. In cases where securities are traded on more than one exchange, the securities are valued on the exchange designated by or under the authority of the Directors as the primary market. Long positions in securities traded in the OTC market are valued at the last available bid price or yield equivalent obtained from one or more dealers or pricing services approved by the Board of Directors of the Fund. Short positions in securities traded in the OTC market are valued at the last available ask price. When the Fund writes an option, the amount of the premium received is recorded on the books of the Fund as an asset and an equivalent liability. The amount of the liability is subsequently valued to reflect the current market value of the option written, based upon the last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last asked price. Options purchased by the Fund are valued at their last sale price in the case of exchange-traded options or, in the case of options traded in the OTC market, the last bid price. Other investments, including financial futures contracts and related options, are generally valued at market value. Obligations with remaining maturities of 60 days or less are valued at amortized cost unless the Investment Adviser believes that this method no longer produces fair valuations. Repurchase agreements will be valued at cost plus accrued interest. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Directors of the Fund. Such valuations and procedures will be reviewed periodically by the Board of Directors of the Fund.

         Generally, trading in non-U.S. securities, as well as U.S. Government securities and money market instruments, is substantially completed each day at various times prior to the close of business on the NYSE. The values of such securities used in computing the net asset value of the Fund's shares are determined as of such times. Foreign currency exchange rates are also generally determined prior to the close of business on the NYSE. Occasionally, events affecting the values of such securities and such exchange rates may occur between the times at which they are determined and the close of business on the NYSE that may not be reflected in the computation of the Fund's net asset value. If events materially affecting the value of such securities occur during such period, then these securities will be valued at their fair value as determined in good faith by the Board of Directors of the Fund.

         An illustration of the computation of the offering price for Class A, Class B, Class C and Class D shares of the Fund based on the value of the Fund's net assets and number of shares outstanding on December 31, 2001 is set forth below.

                                                               Class A       Class B        Class C        Class D
         Net Assets                                            $296,587     $9,534,544      $453,846     $54,545,493
                                                               ========     ==========      ========     ===========

         Number of Shares Outstanding                            37,094      1,216,287        58,730       6,954,388
                                                               ========     ==========      ========     ===========

         Net Asset Value Per Share (net assets divided by
         number of shares outstanding)                            $8.00          $7.84         $7.73           $7.84

         Sales Charge (for Class A and Class D shares:
         4.00% of offering price; 4.17% of net asset value
         per share)*                                                .33             **            **             .33
                                                                -------     ----------      --------      ----------

         Offering Price                                           $8.33          $7.84         $7.73           $8.17
                                                                ========    ===========       =======      ==========

__________________
* Rounded to the nearest one-hundredth percent; assumes maximum sales charge is applicable.

** Class B and Class C shares are not subject to an initial sales charge but may be subject to a CDSC on redemption of shares. See "Purchase of Shares -- Deferred Sales Charge Alternatives -- Class B and Class C Shares" herein.

Item 19.  Taxation of the Fund.

Dividends

         The net investment income of the Fund is declared as ordinary income dividends daily prior to the determination of the net asset value, which is calculated as of the close of business on the NYSE (generally, the NYSE closes at 4:00p.m., Eastern time) on that day. The net investment income of the Fund for dividend purposes consists of interest earned on portfolio securities, less expenses, in each case computed since the most recent determination of the net asset value. Expenses of the Fund, including the investment advisory fees, distribution and/or account maintenance fees, are accrued daily. Dividends of net investment income are declared daily and reinvested monthly in the form of additional full and fractional shares of the Fund at net asset value unless the shareholder elects in writing to receive such dividends in cash. Shares will accrue dividends as long as they are issued and outstanding. Shares are issued and outstanding from the settlement date of a purchase order to the day prior to settlement date of a redemption order.

         All net realized capital gains, if any, are declared and distributed to the Fund's shareholders annually. Capital gain dividends will be reinvested automatically in shares unless the shareholder elects in writing to receive such distributions in cash.

         Dividends are taxable to shareholders, as described below, whether they are invested in shares of the Fund or received in cash. The per share dividends on Class B and Class C shares will be lower than the per share dividends on Class A and Class D shares as a result of the account maintenance, distribution and higher transfer agency fees applicable with respect to the Class B and Class C shares. Similarly, the per share dividends on Class D shares will be lower than the per share dividends on Class A shares as a result of the account maintenance fees applicable with respect to the Class D shares, and the per share dividends on Class C shares will be lower than the per share dividends on Class B shares as a result of the higher distribution expenses with respect to Class C shares.

Taxes

         The Fund intends to continue to qualify for the special tax treatment afforded regulated investment companies ("RICs") under the Internal Revenue Code of 1986, as amended (the "Code"). As long as the Fund so qualifies, the Fund (but not its shareholders) will not be subject to Federal income tax on the part of its net ordinary income and net realized capital gains which it distributes to shareholders. The Fund intends to distribute substantially all of such income.

         The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gains, determined, in general on an October 31 year end, plus certain undistributed amounts from previous years. While the Fund intends to distribute its income and capital gains in the manner necessary to minimize imposition of the 4% excise tax, there can be no assurance that sufficient amounts of the Fund's taxable income and capital gains will be distributed to avoid entirely the imposition of the tax. In such event, the Fund will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

         Dividends paid by the Fund from its ordinary income or from an excess of net short term capital gains over net long term capital losses (together referred to hereafter as "ordinary income dividends") are taxable to shareholders as ordinary income. Distributions made from an excess of net long term capital gains over net short term capital losses ("capital gain dividends") are taxable to shareholders as long term capital gains, regardless of the length of time the shareholder has owned Fund shares. Certain categories of capital gains are taxable at different rates. Any loss upon the sale or exchange of Fund shares held for six months or less will be treated as long term capital loss to the extent of any capital gain dividends received by the shareholder. Distributions in excess of the Fund's earnings and profits will first reduce the adjusted tax basis of a holder's shares and, after such adjusted tax basis is reduced to zero, will constitute capital gains to such holder (assuming the shares are held as a capital asset). Generally not later than 60 days after the close of its taxable year, the Fund will provide its shareholders with a written notice designating the amounts of any capital gain dividends as well as the amount of capital gain dividends in the different categories of capital gain referred to above.

         Dividends are taxable to shareholders even though they are reinvested in additional shares of the Fund. A portion of the Fund's ordinary income dividends may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. For this purpose, the Fund will allocate dividends eligible for the dividends received deduction among the Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe. If the Fund pays a dividend in January that was declared in the previous October, November or December to shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Fund and received by its shareholders on December 31 of the year in which such dividend was declared.

         No gain or loss will be recognized by Class B shareholders on the conversion of their Class B shares into Class D shares. A shareholder's basis in the Class D shares acquired will be the same as such shareholder's basis in the Class B shares converted, and the holding period of the acquired Class D shares will include the holding period for the converted Class B shares.

         If a shareholder exercises an exchange privilege within 90 days of acquiring the shares, then the loss the shareholder can recognize on the exchange will be reduced (or the gain increased) to the extent any sales charge paid on the exchanged shares reduces any sales charge the shareholder would have owed upon the purchase of new shares in the absence of the exchange privilege. Instead, such sales charge will be treated as an amount paid for the new shares.

         A loss realized on a sale or exchange of shares of the Fund will be disallowed if such shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed of. In such case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

         Ordinary income dividends paid to shareholders who are nonresident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident shareholders are urged to consult their own tax advisers concerning applicability of the U.S. withholding tax.

         Under certain provisions of the Code, some shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments ("backup withholding"). Generally, shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Fund or who, to the Fund's knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

         Dividends and interest received by the Fund may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Shareholders may be able to claim U.S. foreign tax credits with respect to such taxes, subject to certain conditions and limitations contained in the Code. For example, certain retirement accounts cannot claim foreign tax credits on investments in foreign securities held in the Fund. In addition, a foreign tax credit may be claimed with respect to withholding tax on a dividend paid by the Fund only if the shareholder meets certain holding period requirements. The Fund also must meet these holding requirements, and if the Fund fails to do so, it will not be able to "pass through" to shareholders the ability to claim a credit or a deduction for the related foreign taxes paid by the Fund. If the Fund satisfies the holding period requirements and if more than 50% in value of its total assets at the close of its taxable year consists of securities of foreign corporations, the Fund will be eligible, and intends, to file an election with the Internal Revenue Service pursuant to which shareholders of the Fund will be required to include their proportionate shares of such withholding taxes in their U.S. income tax returns as gross income, treat such proportionate shares as taxes paid by them, and deduct such proportionate shares in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, moreover, may be claimed by non-corporate shareholders who do not itemize deductions. A shareholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from the Fund's election described in this paragraph but may not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such shareholder. The Fund will report annually to its shareholders the amount per share of such withholding taxes and other information needed to claim the foreign tax credit. For this purpose, the Fund will allocate foreign taxes and foreign source income among the Class A, Class B, Class C and Class D shareholders according to a method (which it believes is consistent with the Commission rule permitting the issuance and sale of multiple classes of stock) that is based on the gross income allocated to the Class A, Class B, Class C and Class D shareholders during the taxable year, or such other method as the Internal Revenue Service may prescribe.

         The Fund may make investments that produce taxable income that is not matched by a corresponding receipt of cash or an offsetting loss deduction. Such investments would include obligations that have original issue discount or that accrue discount, obligations that accrue negative amortization and obligations which are subordinated in the mortgage backed or asset backed securities structure. Such taxable income would be treated as income earned by the Fund and would be subject to the distribution requirements of the Code. Because such income may not be matched by a corresponding receipt of cash by the Fund or an offsetting loss deduction, the Fund may be required to borrow money or dispose of other securities to be able to make distributions to shareholders. The Fund intends to make sufficient and timely distributions to shareholders so as to qualify for treatment as a RIC at all times.

Tax Treatment of Options, Futures and Forward Foreign Exchange Transactions

         The Fund may write, purchase or sell options, futures and forward foreign exchange contracts. Options and futures contracts that are "Section 1256 contracts" will be "marked to market" for Federal income tax purposes at the end of each taxable year, i.e., each such option or futures contract will be treated as sold for its fair market value on the last day of the taxable year. Unless such contract is a forward foreign exchange contract, or is a non-equity option or a regulated futures contract for a non-U.S. currency for which the Fund elects to have gain or loss treated as ordinary gain or loss under Code Section 988 (as described below), gain or loss from Section 1256 contracts will be 60% long term and 40% short term capital gain or loss. Application of these rules to Section 1256 contracts held by the Fund may alter the timing and character of distributions to shareholders. The mark-to-market rules outlined above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of changes in price or interest or currency exchange rates with respect to its investments.

         A forward foreign exchange contract that is a Section 1256 contract will be marked to market, as described above. However, the character of gain or loss from such a contract will generally be ordinary under Code Section
988. In certain instances, the Fund may, nonetheless, elect to treat the gain or loss from certain forward foreign exchange contracts as capital. In this case, gain or loss realized in connection with a forward foreign exchange contract that is a Section 1256 contract will be characterized as 60% long term and 40% short term capital gain or loss.

         Code Section 1092, which applies to certain "straddles," may affect the taxation of the Fund's sales of securities and transactions in options, futures and forward foreign exchange contracts. Under Section 1092, the Fund may be required to postpone recognition for tax purposes of losses incurred in certain sales of securities and certain closing transactions in options, futures and forward foreign exchange contracts.

Special Rules for Certain Foreign Currency Transactions

         In general, gains from "foreign currencies" and from foreign currency options, foreign currency futures and forward foreign exchange contracts relating to investments in stock, securities or foreign currencies will be qualifying income for purposes of determining whether the Fund qualifies as a RIC. It is currently unclear, however, who will be treated as the issuer of a foreign currency instrument or how foreign currency options, futures or forward foreign exchange contracts will be valued for purposes of the RIC diversification requirements applicable to the Fund.

         Under Code Section 988, special rules are provided for certain transactions in a foreign currency other than the taxpayer's functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from certain debt instruments, from certain forward contracts, from futures contracts that are not "regulated futures contracts" and from unlisted options will be treated as ordinary income or loss under Code Section 988. In certain circumstances, the Fund may elect capital gain or loss treatment for such transactions. Regulated futures contracts, as described above, will be taxed under Code Section 1256 unless application of Section 988 is elected by the Fund. In general, however, Code

Section 988 gains or losses will increase or decrease the amount of the investment company taxable income of the Fund available to be distributed to shareholders as ordinary income. Additionally, if Code Section 988 losses exceed other investment company taxable income during a taxable year, the Fund would not be able to make any ordinary income dividend distributions, and all or a portion of distributions made before the losses were realized but in the same taxable year would be recharacterized as a return of capital to shareholders, thereby reducing the basis of each shareholder's Fund shares and resulting in a capital gain for any shareholder who received a distribution greater than such shareholder's basis in Fund shares (assuming the shares were held as a capital asset). These rules and the mark-to-market rules described above, however, will not apply to certain transactions entered into by the Fund solely to reduce the risk of currency fluctuations with respect to its investments.

         The foregoing is a general and abbreviated summary of the applicable provisions of the Code and Treasury regulations presently in effect. For the complete provisions, reference should be made to the pertinent Code sections and the Treasury regulations promulgated thereunder. The Code and the Treasury regulations are subject to change by legislative, judicial or administrative action either prospectively or retroactively.

         Ordinary income and capital gain dividends may also be subject to state and local taxes.

         Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations. State law varies as to whether dividend income attributable to U.S. Government obligations is exempt from state income tax.

         Shareholders are urged to consult their tax advisers regarding specific questions as to Federal, foreign, state or local taxes. Foreign investors should consider applicable foreign taxes in their evaluation of an investment in the Fund.

Item 20.  Underwriters.

         (a)     Distribution of Securities.

         Not applicable.

         (b)     Compensation.

         See Item 16(a) through 16(c) above in this Part B.

         (c)     Other Payments.

         Not Applicable.

Item 21.  Calculation of Performance Data.

         From time to time the Fund may include its average annual total return, before and after taxes, and other total return data in advertisements or information furnished to present or prospective shareholders. Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. Average annual total return is determined separately for Class A, Class B, Class C and Class D shares in accordance with formulas specified by the Commission.

         Quotations of average annual total return before tax for the specified periods are computed by finding the average annual compounded rates of return (based on net investment income and any realized and unrealized capital gains or losses on portfolio investments over such periods) that would equate the initial amount invested to the redeemable value of such investment at the end of each period. Average annual total return before taxes is computed assuming all dividends are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares but does not take into account taxes payable on dividends or on redemption.

         Quotations of average annual total return after taxes on dividends for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period. Average annual total return after taxes on dividends is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares. The taxes due on dividends are calculated by applying the highest individual marginal federal income tax rates in effect on the reinvestment date to each dividend on that reinvestment date. The rates used correspond to the tax character of each dividend. The taxable amount and tax character of each dividend reflect those specified by the Fund on the dividend declaration date, but may be adjusted to reflect subsequent recharacterizations of distributions. The applicable tax rates may vary over the measurement period. The effects of state and local taxes are not reflected. Applicable tax credits, such as foreign tax credits, are taken into account according to federal law. The ending value is determined assuming complete redemption with no tax consequences at the end of the applicable periods.

         Quotations of average annual total return after taxes on both dividends and redemption for the specified periods are computed by finding the average annual compounded rates of return that would equate the initial amount invested to the ending value of such investment at the end of each period assuming payment of taxes on dividends received during such period as well as on redemption. Average annual total return after taxes on distributions and redemption is computed assuming all dividends, less the taxes due on such dividends, are reinvested and taking into account all applicable recurring and nonrecurring expenses, including the maximum sales charge in the case of Class A and Class D shares and the CDSC that would be applicable to a complete redemption of the investment at the end of the specified period in the case of Class B and Class C shares and assuming, for all classes of shares, complete redemption and payment of taxes due on such redemption. The ending value is determined assuming complete redemption at the end of the applicable periods, subtracting capital gains taxes resulting from the redemption and adding the presumed tax benefit from capital losses resulting from redemption. The taxes due on dividends and on the deemed redemption are calculated by applying the highest individual marginal federal income tax rates in effect on the reinvestment and/or the deemed redemption date. The rates used correspond to the tax character of each component of each dividend and/or the redemption payment. The required tax rates may vary over the measurement period. The effects of state and local taxes are not reflected.

         The Fund also may quote annual, average annual and annualized total return and aggregate total return performance data, both as a percentage and as a dollar amount based on a hypothetical investment of $1,000 or some other amount, for various periods other than those noted below. Such data will be computed as described above, except that (1) as required by the periods of the quotations, actual annual, annualized or aggregate data, rather than average annual data, may be quoted and (2) the maximum applicable sales charges will not be included with respect to annual or annualized rates of return calculations. Aside from the impact on the performance data calculations of including or excluding the maximum applicable sales charges, actual annual or annualized total return data generally will be lower than average annual total return data since the average rates of return reflect compounding of return; aggregate total return data generally will be higher than average annual total return data since the aggregate rates of return reflect compounding over a longer period of time.

         Set forth in the tables below is total return information, before and after taxes, for the Class A, Class B, Class C and Class D shares of the Fund for the periods indicated, expressed as a percentage based on a hypothetical $1,000 investment.


                                                                                             Class C       Class D
                                                         Class A Shares   Class B Shares      Shares        Shares
                                                         ---------------  --------------     --------      --------
                                                                        Average Annual Total Return
                                                                 (including maximum applicable sales charge)

One Year Ended December 31, 2001                           -0.26%            -0.95%          1.90%        -0.64%
Five Years Ended December 31, 2001                          4.42%             4.23%          4.22%         3.95%
Ten Years Ended December 31, 2001                            --               3.09%           --           3.22%
Inception (October 21, 1994) to December 31, 2001           4.73%              --            3.84%          --

                                                                                    Yield

30 days ended December 31, 2001                             1.41%             0.62%          0.62%         1.17%

                                                                        Average Annual Total Return
                                                          (After Taxes on Dividends) (including maximum applicable
                                                                                sales charge)

One Year Ended December 31, 2001                           -1.64%            -2.05%         0.81%        -1.92%
Five Years Ended December 31, 2001                          2.48%             2.61%         2.63%         2.12%
Ten Years Ended December 31, 2001                            --               1.93%          --           1.91%
Inception (October 21, 1994) to December 31, 2001           2.61%              --           2.27%          --


                                                                                    Yield

30 days ended December 31, 2001                             1.41%             0.62%         0.62%         1.17%

                                                          Average Annual Total Return (After Taxes on Dividends and
                                                           Redemption) (including maximum applicable sales charge)

One Year Ended December 31, 2001                           -0.17%            -0.59%         1.15%        -0.40%
Five Years Ended December 31, 2001                          2.54%             2.57%         2.58%         2.23%
Ten Years Ended December 31, 2001                            --               1.89%          --           1.92%
Inception (October 21, 1994) to December 31, 2001           2.69%              --           2.28%          --


                                                                                    Yield
30 days ended December 31, 2001                              1.41%            0.62%          0.62%         1.17%


         Total return figures are based on the Fund's historical performance and are not intended to indicate future performance. The Fund's total return will vary depending on market conditions, the securities comprising the Fund's portfolio, the Fund's operating expenses and the amount of realized and unrealized net capital gains or losses during the period. The value of an investment in the Fund will fluctuate and an investor's shares, when redeemed, may be worth more or less than their original cost.

         In order to reflect the reduced sales charges in the case of Class A or Class D shares or the waiver of the CDSC in the case of Class B or Class C shares applicable to certain investors, the total return data quoted by the Fund in advertisements directed to such investors may take into account the reduced, and not the maximum, sales charge or may not take into account the CDSC, and, therefore, may reflect greater total return since, due to the reduced sales charges or the waiver of CDSCs, a lower amount of expenses may be deducted.

         On occasion, the Fund may compare its performance to various indices, including the Salomon Brothers World Government One-three Year Bond Index, or to performance data published by Lipper Analytical Services, Inc., Morningstar Publications, Inc. ("Morningstar"), CDA Investment Technology, Inc., Money Magazine, U.S. News & World Report, Business Week, Forbes Magazine, Fortune Magazine or other industry publications. When comparing its performance to a market index, the Fund may refer to various statistical measures derived from the historic performance of the Fund and the index, such as standard deviation and beta. In addition, from time to time the Fund may include its Morningstar risk-adjusted performance ratings in advertisements or supplemental sales literature.

         The Fund may provide information designed to help investors understand how the Fund is seeking to achieve its investment objectives. This may include information about past, current or possible economic, market, political, or other conditions, descriptive information on general principles of investing such as asset allocation, diversification and risk tolerance, discussion of the Fund's portfolio composition, investment philosophy, strategy or investment techniques, comparisons of the Fund's performance or portfolio composition to that of other funds or types of investments, indices relevant to the comparison being made, or to a hypothetical or model portfolio. The Fund may also quote various measures of volatility and benchmark correlation in advertising and other materials, and may compare these measures to those of other funds or types of investments. As with other performance data, performance comparisons should not be considered indicative of the Fund's relative performance for any future period.

Item 22.  Financial Statements.

         The Fund's audited financial statements are incorporated in this Part B by reference to its December 31, 2001 Annual Report. You may request a copy of the Annual Report at no charge by calling 1-800-637-3863 between 8:00 a.m. and 8:00 p.m., Eastern time, on any business day.

                           PART C. OTHER INFORMATION


      ITEM 23. Exhibits.

      Exhibit
      Number                               Description
      --------                             -----------
1(a)             Articles of Incorporation of the Registrant, dated April 17, 1990.(a)
 (b)             Articles Supplementary to the Articles of Incorporation of the Registrant, dated November 14, 1990.
 (c)             Articles of Amendment to the Articles of Incorporation of the Registrant, dated October
                 19, 1994.(a)
 (d)             Articles Supplementary to the Articles of Incorporation of the Registrant, dated October
                 21, 1994.(a)
 (e)             Articles of Amendment to the Articles of Incorporation of the Registrant, dated September 25, 2000.
2                Amended and Restated By-Laws of the Registrant.(b)
3                Portions of the Articles of Incorporation, as amended, and the Amended and Restated
                 By-Laws of the Registrant.(c)
4(a)             Investment Advisory Agreement between the Registrant and Merrill Lynch Investment
                 Managers, L.P. ("MLIM" or the "Investment Adviser").(b)
 (b)             Sub-Advisory Agreement between the Investment Adviser and Merrill Lynch Asset
                 Management U.K. Limited.(b)
 (c)             Supplement to Investment Advisory Agreement between the Registrant and the
                 Investment Adviser, dated January 3, 1994.(d)
5                Form of Distribution Agreement between the Registrant and FAM Distributors, Inc.
                 ("FAMD")(j)
6                None.
7                Form of Custody Agreement between the Registrant and JPMorgan Chase Bank. (o)
8(a)(1)          Form of Transfer Agency, Dividend Disbursing Agency and Shareholder Servicing Agency
                 Agreement between the Registrant and Financial Data Services, Inc.(b)
 (a)(2)          Form of Amendment to the Transfer Agency, Dividend Disbursing Agency and
                 Shareholder Servicing Agency Agreement. (m)
 (b)             Form of License Agreement relating to the use of name between the Registrant and
                 Merrill Lynch & Co., Inc.(b)
 (c)(1)          Amended and Restated Credit Agreement between the Registrant and a syndicate of banks.(h)
 (c)(2)          Form of Second Amended and Restated Credit Agreement between the Fund, a syndicate of banks and certain other parties.(n)
 (d)             Form of Administrative Services Agreement between the Registrant and State Street
                 Bank and Trust Company.(l)
9                Opinion of Brown & Wood LLP, counsel for the Registrant.(g)
10(a)            Consent of Deloitte & Touche LLP, independent auditors for the Registrant.
11               None.
12               Certificate of the Investment Adviser.(b)
13(a)            Form of Amended and Restated Class B Distribution Plan.(k)
  (b)            Form of Amended and Restated Class C Distribution Plan.(k)
  (c)            Form of Amended and Restated Class D Distribution Plan.(k)
14               Merrill Lynch Select Pricing(SM) System Plan pursuant to Rule 18f-3.(f)
15               Code of Ethics.(i)
________________________

     a. Filed on March 1, 1995 as an Exhibit to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "Securities Act")
         (File No. 33-34476) (the "Registration Statement").
     b. Filed on February 26, 1996 as an Exhibit to Post-Effective Amendment No. 7 to the Registration Statement.
     c.  Reference is made to Article III (Sections 3 and 4), Article V,
         Article VI (Sections 2, 3, 4, 5 and 6), Article VII, Article VIII and
         Article X of the Registrant's Articles of Incorporation, as amended and supplemented, filed as Exhibits 1(a), 1(b) and 1(c) to the Registration Statement, and Article II, Article III (Sections 1, 3,
         5, 6 and 17), Article VI, Article VII, Article XIII, and Article XIV of the Registrant's Amended and Restated By-Laws filed as Exhibit 2 to the Registration Statement.
     d. Filed on October 17, 1994 as an Exhibit to Post-Effective Amendment No. 5 to the Registration Statement.
     e. Filed on February 28, 1994 as an Exhibit to Post-Effective Amendment No. 4 to the Registration Statement.
     f. Incorporated by reference to Exhibit 18 to Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A under the
         Securities Act, filed on January 25, 1996, relating to the shares of Merrill Lynch New York Municipal Bond Fund series of Merrill Lynch Multi-State Municipal Series Trust (File No. 2-99473).
     g. Filed on March 30, 2000 as an Exhibit to Post-Effective Amendment No. 9 to the Registration Statement.
     h. Incorporated by reference to Exhibit (b) to the Issuer Tender Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-15973), filed December 14, 2000.
     i. Incorporated by reference to Exhibit 15 to Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Merrill Lynch Multi-State Limited Maturity Municipal Series Trust. (File No. 33-50417), filed on November 22, 2000.
     j.  Incorporated by reference to Exhibit 5 to Post-Effective Amendment
         No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Americas Income Fund, Inc. (File No. 33-64398), filed on June 21, 2000.
     k. Incorporated by reference to Exhibit 13 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of Merrill Lynch Americas Income Fund, Inc. (File No. 33-64398), filed on June 21, 2000.
     l. Incorporated by reference to Exhibit 8(d) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-1A of Merrill Lynch Focus Twenty Fund, Inc. (File No. 333-89775), filed on March 20,
         2001.
     m. Incorporated by reference to Exhibit 8(a)(2) to Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of
         Merrill Lynch International Equity Fund (File No. 33-44917) filed on September 28, 2001.
     n.  Incorporated by reference to Exhibit (b)(2) of the Issuer Tender
         Offer Statement on Schedule TO of Merrill Lynch Senior Floating Rate Fund, Inc. (File No. 333-39837), filed on December 14, 2001.
     o.  Incorporated by reference to Exhibit 7 to Post-Effective Amendment
         No. 23 to the Registration Statement on Form N-1A of Mercury Global Holdings, Inc. (File No. 2-89834), filed on March 28, 2002.

Item 24. Persons Controlled by or under Common Control with Registrant.

         The Registrant does not control and is not under common control with any other person.

Item 25. Indemnification.

         Reference is made to Article VI of the Registrant's Articles of Incorporation, Article VI of the Registrant's By-Laws, Section 2-418 of the Maryland General Corporation Law and Section 9 of the Distribution Agreement.

         Article VI of the By-Laws provides that each officer and director of the Registrant shall be indemnified by the Registrant to the full extent permitted under the General Laws of the State of Maryland, except that such indemnity shall not protect any such person against any liability to the Registrant or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, the decision by the Registrant to indemnify such person must be based upon the reasonable determination of independent counsel or non-party independent directors, after review of the facts, that such officer or director is not guilty of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         Each officer and director of the Registrant claiming indemnification within the scope of Article VI of the By-Laws shall be entitled to advances from the Registrant for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permitted under the General Laws of the State of Maryland; provided, however, that the person seeking indemnification shall provide to the Registrant a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Registrant has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and provided further that at least one of the following additional conditions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Registrant for his undertaking; (b) the Registrant is insured against losses arising by reason of the advance; (c) a majority of a quorum of non-party independent directors, or independent legal counsel in a written opinion, shall determine, based on a review of facts readily available to the Registrant at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

         The Registrant may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the General Laws of the State of Maryland from liability arising from his activities as officer or director of the Registrant. The Registrant, however, may not purchase insurance on behalf of any officer or director of the Registrant that protects or purports to protect such person from liability to the Registrant or to its stockholders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.
The Registrant may indemnify, make advances or purchase insurance to the extent provided in Article VI of the By-Laws on behalf of an employee or agent who is not an officer or director of the Registrant.

         Insofar as the conditional advancing of indemnification moneys for actions based upon the Investment Company Act of 1940, as amended (the "Investment Company Act"), may be concerned, such payments will be made only on the following conditions: (i) the advances must be limited to amounts used, or to be used, for the preparation or presentation of a defense to the action, including costs connected with the preparation of a settlement; (ii) advances may be made only upon receipt of a written promise by, or on behalf of, the recipient to repay that amount of the advance which exceeds the amount which it is ultimately determined he or she is entitled to receive from the Registrant by reason of indemnification; and (iii)(a) such promise must be secured by a surety bond, other suitable insurance or an equivalent form of security which assures that any repayments may be obtained by the Registrant without delay or litigation, which bond, insurance or other form of security must be provided by the recipient of the advance, or (b) a majority of a quorum of the Registrant's disinterested, non-party Directors, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that the recipient of the advance ultimately will be found entitled to indemnification.

         In Section 9 of the Distribution Agreement relating to the securities being offered hereby, the Registrant agrees to indemnify the Distributor and each person, if any, who controls the Distributor within the meaning of the Securities Act against certain types of civil liabilities arising in connection with the Registration Statement, the Prospectus or the Statement of Additional Information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the Registrant and the principal underwriter pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer, or controlling person of the Registrant and the principal underwriter in connection with the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person or the principal underwriter in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



Item 26. Business and Other Connections of Investment Adviser.

         MLIM acts as the investment adviser for the following open-end registered investment companies: Global Financial Services Master Trust, Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Emerging Markets Debt Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value

Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch Index Funds, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Municipal Series Trust, Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Ready Assets Trust, Merrill Lynch Retirement Series Trust, Merrill Lynch Series Fund, Inc., Merrill Lynch Short-Term Global Income Fund, Inc., Merrill Lynch Short Term U.S. Government Fund, Inc., Merrill Lynch U.S. Treasury Money Fund, Merrill Lynch U.S.A. Government Reserves, Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., and The Asset Program, Inc; and for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and The S&P 500(R)Protected Equity Fund, Inc. MLIM also acts as sub-adviser to Merrill Lynch World Strategy Portfolio and Merrill Lynch Basic Value Equity Portfolio, two investment portfolios of EQ Advisors Trust.

         Fund Asset Management, L.P. ("FAM"), an affiliate of the Investment Adviser, acts as the investment adviser for the following open-end registered investment companies: CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Financial Institutions Series Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, Mercury Global Holdings, Inc., Mercury HW Funds, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch California Municipal Series Trust, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Funds for Institutions Series, Merrill Lynch Multi-State Municipal Series Trust, Merrill Lynch Municipal Bond Fund, Inc., Merrill Lynch U.S. Government Mortgage Fund, Merrill Lynch World Income Fund, Inc., The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc.; and for the following closed-end registered investment companies: Apex Municipal Fund, Inc., Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Corporate High Yield Fund IV, Inc., Corporate High Yield Fund V, Inc., Debt Strategies Fund, Inc., Master Senior Floating Rate Trust, MuniAssets Fund, Inc., MuniEnhanced Fund, Inc., MuniHoldings Fund, Inc., MuniHoldings California Insured Fund, Inc., MuniHoldings Florida Insured Fund, MuniHoldings Insured Fund, Inc., MuniHoldings Insured Fund II, Inc., MuniHoldings Michigan Insured Fund II, Inc., MuniHoldings New Jersey Insured Fund, Inc., MuniHoldings New York Insured Fund, Inc., MuniInsured Fund, Inc., MuniVest Fund, Inc., MuniVest Fund II, Inc., MuniYield Arizona Fund, Inc., MuniYield California Fund, Inc., MuniYield California Insured Fund, Inc., MuniYield California Insured Fund II, Inc., MuniYield Florida Fund, MuniYield Florida Insured Fund, MuniYield Fund, Inc., MuniYield Insured Fund, Inc., MuniYield Michigan Fund, Inc., MuniYield Michigan Insured Fund, Inc., MuniYield New Jersey Fund, Inc., MuniYield New Jersey Insured Fund, Inc., MuniYield New York Insured Fund, Inc., MuniYield Pennsylvania Insured Fund, MuniYield Quality Fund, Inc., MuniYield Quality Fund II, Inc. and Senior High Income Portfolio, Inc.

         The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011, except that the address of Merrill Lynch Funds for Institutions Series is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665. The address of the Investment Adviser, FAM, Princeton Services, Inc. ("Princeton Services") and

Princeton Administrators, L.P. ("Princeton Administrators") is also
P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of FAMD is P.O. Box 9081, Princeton, New Jersey 08543-9081. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Merrill Lynch & Co., Inc. ("ML & Co.") is World Financial Center, North Tower, 250 Vesey Street, New York, New York 10080. The address of the Fund's transfer agent, Financial Data Services, Inc. ("FDS"), is 4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484.

         Set forth below is a list of each executive officer and partner of the Investment Adviser indicating each business, profession, vocation or employment of a substantial nature in which each such person or entity has been engaged since January 1, 2000 for his, her or its own account or in the capacity of director, officer, partner or trustee. In addition, Mr. Glenn is President and Mr. Burke is Vice President and Treasurer of all or substantially all of the investment companies described in the first two paragraphs of this Item 26, and Mr. Doll is an officer of one or more of such companies.



                                                                                Other Substantial Business,
      Name                  Position(s) with the Investment Adviser        Profession, Vocation or Employment
      ----                  ---------------------------------------        ----------------------------------
 ML & Co.                   Limited Partner                                Financial Services Holding Company; Limited
                                                                           Partner of FAM

 Princeton Services         General Partner                                General Partner of FAM

 Robert C. Doll, Jr.        President                                      President of FAM; Co-Head (Americas Region)
                                                                           of the Investment Adviser from 2000 to 2001
                                                                           and Senior Vice President thereof from 1999
                                                                           to 2001; Director of Princeton Services;
                                                                           Chief Investment Officer of
                                                                           OppenheimerFunds, Inc. in 1999 and
                                                                           Executive Vice President thereof from 1991
                                                                           to 1999.

 Terry K. Glenn             Chairman (Americas Region) and Executive       President, Merrill Lynch Mutual Funds;
                            Vice President                                 Executive Vice President of FAM; Executive
                                                                           Vice President
                                                                           and Director of Princeton Services;
                                                                           President and Director of
                                                                           FAMD; Director of FDS; President of
                                                                           Princeton Administrators

 Donald C. Burke            First Vice President, Treasurer                First Vice President and Treasurer

                                     C-6

                            and Director of                                of FAM;
                            Taxation                                       Senior Vice President and Treasurer of Princeton
                                                                           Services; Vice President of FAMD

 Philip L. Kirstein         General Counsel (Americas Region)              General Counsel (Americas Region) of FAM;
                                                                           Senior Vice President, Secretary, General
                                                                           Counsel and Director of Princeton Services

 Debra W. Landsman-Yaros    Senior Vice President                          Senior Vice President of FAM; Senior Vice
                                                                           President of Princeton Services; Vice
                                                                           President of FAMD

 Stephen M. M. Miller       Senior Vice President                          Executive Vice President of Princeton
                                                                           Administrators; Senior
                                                                           Vice President of Princeton Services

 Mary E. Taylor             Head (Americas Region)                         Senior Vice President of ML & Co.;
                                                                           President and Chief Operating Officer of
                                                                           Merrill Lynch Canada, Inc.

         Merrill Lynch Asset Management U.K. Limited ("MLAM U.K.") acts as sub-adviser for the following registered investment companies: Corporate High Yield Fund, Inc., Corporate High Yield Fund II, Inc., Corporate High Yield Fund III, Inc., Corporate High Yield Fund IV, Inc., Corporate High Yield Fund V, Inc., Debt Strategies Fund, Inc., Global Financial Services Master Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Mercury Global Holdings, Inc., Merrill Lynch Balanced Capital Fund, Inc., Merrill Lynch Bond Fund, Inc., Merrill Lynch Developing Capital Markets Fund, Inc., Merrill Lynch Disciplined Equity Fund, Inc., Merrill Lynch Dragon Fund, Inc., Merrill Lynch Equity Income Fund, Merrill Lynch EuroFund, Merrill Lynch Focus Value Fund, Inc., Merrill Lynch Fundamental Growth Fund, Inc., Merrill Lynch Global Allocation Fund, Inc., Merrill Lynch Global Bond Fund for Investment and Retirement, Merrill Lynch Global Growth Fund, Inc., Merrill Lynch Global SmallCap Fund, Inc., Merrill Lynch Global Technology Fund, Inc., Merrill Lynch Global Value Fund, Inc., Merrill Lynch Healthcare Fund, Inc., Merrill Lynch International Equity Fund, Merrill Lynch Latin America Fund, Inc., Merrill Lynch Natural Resources Trust, Merrill Lynch Pacific Fund, Inc., Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Series Fund, Inc., Merrill Lynch Utilities and Telecommunications Fund, Inc., Merrill Lynch Variable Series Funds, Inc., Merrill Lynch World Income Fund, Inc., The Asset Program, Inc., The Corporate Fund Accumulation Program, Inc. and The Municipal Fund Accumulation Program, Inc. The address of each of these registered investment companies is P.O. Box 9011, Princeton, New Jersey 08543-9011. The address of MLAM U.K. is 33 King William Street, London EC4R 9AS, England.

         Set forth below is a list of each executive officer and director of MLAM U.K. indicating each business, profession, vocation or employment of a substantial nature in which each such person has been engaged since January 1, 2000, for his or her own account or in the capacity of director, officer, partner or trustee. In addition, Messrs. Glenn and Burke are officers of one or more of the registered investment companies listed in the first two paragraphs of this Item 26:


                                                                        Other Substantial Business,
      Name                 Position(s) with MLAM U.K.                Profession, Vocation or Employment
      -----                --------------------------                ----------------------------------
Terry K. Glenn             Director and Chairman            President of Merrill Lynch Mutual Funds; Chairman
                                                            (Americas Region) of the Investment Adviser;
                                                            Executive Vice President of the Investment
                                                            Adviser and FAM; Executive Vice President
                                                            and Director of Princeton Services; President and
                                                            Director of FAMD; President of Princeton Administrators;
                                                            Director of FDS

Nicholas C.D. Hall         Director                         Director of Mercury Asset Management Ltd. and the
                                                            Institutional Liquidity Fund PLC; First Vice President and
                                                            General Counsel of Merrill Lynch Mercury Asset Management

James T. Stratford         Alternate Director               Director of Mercury Asset Management Group Ltd.; Head of
                                                            Compliance, Merrill Lynch Mercury Asset Management

Donald C. Burke            Treasurer                        First Vice President and Treasurer of the Investment
                                                            Adviser and FAM; Director of Taxation of the Investment
                                                            Adviser; Senior Vice President and Treasurer of Princeton
                                                            Services; Vice President of FAMD

Carol Ann Langham          Company Secretary                None

Debra Anne Searle          Assistant Company Secretary      None


Item 27. Principal Underwriters.

         (a) FAMD acts as the principal underwriter for the Registrant and for each of the open-end registered investment companies referred to in the first two paragraphs of Item 26 except CBA Money Fund, CMA Government Securities Fund, CMA Money Fund, CMA Multi-State Municipal Series Trust, CMA Tax-Exempt Fund, CMA Treasury Fund, Global Financial Services Master Trust, Master Basic Value Trust, Master Focus Twenty Trust, Master Large Cap Series Trust, Master Mid Cap Growth Trust, Master Premier Growth Trust, Master Small Cap Value Trust, Master U.S. High Yield Trust, The Corporate Fund Accumulation Program, Inc.

and The Municipal Fund Accumulation Program, Inc. FAMD acts as the principal underwriter for each of the following additional open-end registered investment companies: Mercury Basic Value Fund, Inc., Mercury Global Balanced Fund of Mercury Funds, Inc., Mercury International Fund of Mercury Funds, Inc., Mercury Large Cap Series Funds, Inc., Mercury Pan-European Growth Fund of Mercury Funds, Inc., Mercury Small Cap Value Fund, Inc., Mercury U.S. High Yield Fund, Inc., Summit Cash Reserves Fund of Financial Institutions Series Trust, Merrill Lynch Basic Value Fund, Inc., Merrill Lynch Focus Twenty Fund, Inc., Merrill Lynch Global Financial Services Fund, Inc., Merrill Lynch Large Cap Growth Focus Fund of Mercury V.I. Funds, Inc., Merrill Lynch Large Cap Series Funds, Inc., Merrill Lynch Small Cap Value Fund, Inc. and Merrill Lynch U.S. High Yield Fund, Inc. FAMD also acts as the principal underwriter for the following closed-end registered investment companies: Merrill Lynch Senior Floating Rate Fund, Inc. and Merrill Lynch Senior Floating Rate Fund II, Inc.

         (b) Set forth below is information concerning each director and officer of FAMD. The principal business address of each such person is P.O. Box 9081, Princeton, New Jersey 08543-9081, except that the address of Messrs. Breen, Fatseas and Wasel is One Financial Center, 23rd Floor, Boston, Massachusetts 02111-2665.


                                         Position(s) and Office(s)         Position(s) and Office(s)
         Name                                   with FAMD                      with Registrant
         ----                            -------------------------         -------------------------
Terry K. Glenn                       President and Director              President and Director
Michael G. Clark                     Treasurer and Director              None
Thomas J. Verage                     Director                            None
Michael J. Brady                     Vice President                      None
William M. Breen                     Vice President                      None
Donald C. Burke                      Vice President                      Vice President and Treasurer
James T. Fatseas                     Vice President                      None
Debra W. Landsman-Yaros              Vice President                      None
William Wasel                        Vice President                      None
Robert Harris                        Secretary                           None

         (c) Not applicable.

Item 28. Location of Accounts and Records.

         All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of the Registrant (800 Scudders Mill Road, Plainsboro, New Jersey 08536), and its transfer agent, Financial Data Services, Inc. (4800 Deer Lake Drive East, Jacksonville, Florida 32246-6484).

Item 29. Management Services.

         Other than as set forth under Item 6 in Part A of the Registration Statement and under Item 15 in Part B of the Registration Statement, the Registrant is not a party to any management-related service contract.

Item 30. Undertakings.

         Not applicable.

                                  SIGNATURES

         Pursuant to the requirements of the Investment Company Act, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized, in the Township of Plainsboro, and State of New Jersey, on the 17th day of April, 2002.

                                         MERRILL LYNCH SHORT-TERM
                                         GLOBAL INCOME FUND, INC.
                                         (Registrant)


                                         By:  /s/ Donald C. Burke
                                             ---------------------------------
                                             (Donald C. Burke, Vice President
                                              and Treasurer)

                                 EXHIBIT INDEX


      Exhibit
       Number                          Description
      --------                         ------------
      1(b) Articles Supplementary to the Articles of Incorporation of the Registrant, dated November 14, 1990.
      1(e) Articles of Amendment to the Articles of Incorporation of the Registrant, dated September 25, 2000.
     10(a) Consent of Deloitte & Touche LLP, independent auditors for the Registrant.